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Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST
(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)
PEMEX-EXPLORACION Y PRODUCCION (PEMEX-EXPLORATION AND PRODUCTION)
PEMEX-REFINACION (PEMEX-REFINING)
and
PEMEX-GAS Y PETROQUIMICA BASICA (PEMEX-GAS AND BASIC PETROCHEMICALS)
(Exact names of co-registrants as specified in their charters and translations of co-registrants' names into English)

Delaware (State or other jurisdiction of incorporation or organization of Issuer)	United Mexican States (State or other jurisdiction of incorporation or organization of co-registrants)	1311 (Primary Standard Industrial Code Number)	Not Applicable (I.R.S. Employer Identification Number)
c/o The Bank of New York
Global Structured Finance Unit
101 Barclay Street, 21 West
New York, NY 10286
(Address, including zip code, and telephone number,
including area code, of issuer's principal executive offices)	Avenida Marina Nacional No. 329
Colonia Huasteca
Mexico, D.F. 11311
Mexico
Telephone: (52-55) 5722-2500
(Address, including zip code, and telephone number,
including area code, of co-registrants' principal executive
offices)
Carlos Caraveo P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 (Name, address and telephone number of agent for service)	Copies to: Wanda J. Olson Cleary, Gottlieb, Steen & Hamilton One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

6.125% Notes due 2008	U.S. $750,000,000	100%	U.S. $750,000,000	U.S. $60,675

8.625% Bonds due 2022	U.S. $510,154,000	100%	U.S. $510,154,000	U.S. $41,272

7.375% Notes due 2014	U.S. $757,265,000	100%	U.S. $757,265,000	U.S. $61,263

Guaranties and subsidiary guaranties	U.S. $2,017,419,000	—	—	None(2)

(1)
The securities being registered are offered (i) in exchange for 6.125% Notes due 2008, 8.625% Bonds due 2022 and 7.375% Notes due 2014 previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.

(2)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties and the subsidiary guarantees.

        The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Pemex Project Funding Master Trust
Exchange Offers
for the following classes of securities:
U.S. $750,000,000 6.125% Notes due 2008
U.S. $510,154,000 8.625% Bonds due 2022
U.S. $757,265,000 7.375% Notes due 2014
unconditionally guaranteed by

Petróleos Mexicanos
Terms of the Exchange Offers

•	We are offering to exchange the securities that we sold in private offerings for new registered securities.	•	The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.
•	The exchange offers expire at 5:00 p.m., New York City time, on September [•], 2003, unless we extend them.
•	You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.	•	The payment of principal and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, which we refer to as the guarantor.
•	All old securities that are validly tendered and not validly withdrawn will be exchanged.
•	We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.	•	Three of the four subsidiary entities of Petróleos Mexicanos will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the subsidiary guarantors.
•	We will not receive any proceeds from the exchange offers.

        We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

        Investing in the securities issued in the exchange offers involves certain risks. See "Risk Factors" beginning on page 14.

        Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

        August [    •    ], 2003

        We have applied, through our listing agent, to list the new securities on the Luxembourg Stock Exchange.

        Petróleos Mexicanos, as guarantor, will file an application to register the new securities with the Sección Especial del Registro Nacional de Valores (the Special Section of the National Registry of Securities) maintained by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission) of the United Mexican States ("Mexico"). Registration of the new securities with the Special Section of the Registry does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this prospectus. The new securities may not be publicly offered or sold in Mexico.

AVAILABLE INFORMATION

        Separate financial statements of the Pemex Project Funding Master Trust have not been included in this prospectus. Petróleos Mexicanos does not believe that these financial statements would be material to you because (1) Petróleos Mexicanos, an SEC reporting company, is the sole beneficiary of the issuer, (2) the issuer has no independent operations, and (3) Petróleos Mexicanos has fully and unconditionally guaranteed the issuer's obligations under the securities.

        In its future filings under the Securities Exchange Act of 1934, as amended, a footnote to Petróleos Mexicanos' annual financial statements will state that the issuer is consolidated with Petróleos Mexicanos, and that the guarantee, when taken together with the indenture, the trust agreement of the issuer and Petróleos Mexicanos' obligations to pay all fees and expenses of the issuer, constitutes a full and unconditional guarantee by Petróleos Mexicanos of the issuer's obligations under the securities.

        We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

        Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC's Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC's website at http://www.sec.gov.

        You may also obtain copies of these documents at the offices of the Luxembourg listing agent, Kredietbank S.A. Luxembourgeoise.

        The SEC allows Petróleos Mexicanos to "incorporate by reference" information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

  •
  Petróleos Mexicanos' annual report on Form 20-F for the year ended December 31, 2002, which we refer to as the "Form 20-F," and

  •
  all of Petróleos Mexicanos' annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the exchange offers.

        You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia de Financiamientos (Dirección Jurídica), Avenida Marina Nacional No. 329, Colonia Huasteca, México D.F. 11311, telephone (52-55) 5722-2500, or by contacting our Managing Trustee or our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus.

CURRENCY OF PRESENTATION

        References in this prospectus to "U.S. dollars", "U.S. $", "dollars" or "$" are to the lawful currency of the United States of America. References in this prospectus to "pesos" or "Ps." are to the lawful currency of Mexico. We use the term "billion" in this prospectus to mean one thousand million.

        This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts have been translated from pesos at an exchange rate of Ps. 10.3125 to U.S. $1.00, which is the exchange rate that the Ministry of Finance and Public Credit gave to Petróleos Mexicanos on December 31, 2002.

        On August 8, 2003, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank of New York was Ps. 10.6700 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

        The audited consolidated financial statements of PEMEX as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2002 financial statements. These consolidated financial statements were prepared in accordance with accounting principles generally accepted in Mexico, or "Mexican GAAP", and as to the recognition of inflation, in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS "A," section A. Notes 2 b) and 15 to the 2002 financial statements describe the inflation accounting rules that apply to PEMEX. Mexican GAAP differs in certain significant respects from United States generally accepted accounting principles, otherwise referred to as "U.S. GAAP." The differences that are material to the 2002 financial statements are described in Note 19 to the 2002 financial statements. We also include summary financial data for the six months ended June 30, 2003 of PEMEX, which is not audited and was prepared in accordance with Mexican GAAP, and as to the recognition of inflation, in accordance with the guidelines established in NIF-06 BIS "A," section A.

PROSPECTUS SUMMARY

        The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

        The issuer, Pemex Project Funding Master Trust, is a Delaware statutory trust established by Petróleos Mexicanos pursuant to the terms of a trust agreement dated as of November 10, 1998 among The Bank of New York, as Managing Trustee, The Bank of New York (Delaware), as Delaware Trustee and Petróleos Mexicanos, as sole beneficiary. The issuer is a financing vehicle for the long-term productive infrastructure projects of Petróleos Mexicanos, which we refer to as PIDIREGAS. The Delaware office of the issuer is The Bank of New York (Delaware), White Clay Center, Newark, DE 19711; the office of the Managing Trustee of the issuer is The Bank of New York, Corporate Trust Global Structured Finance Unit, 101 Barclay Street, Floor 21 West, New York, NY 10286.

PEMEX

        Petróleos Mexicanos is a decentralized public entity of the federal government of the United Mexican States ("Mexico"). The Mexican Congress established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies, including Pemex Project Funding Master Trust, are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and the consolidated subsidiary companies as PEMEX, and together they comprise Mexico's state oil and gas company.

The Exchange Offers

        On February 6, 2003 we issued U.S. $750,000,000 of 6.125% Notes due 2008. We refer to these securities as the "6.125% old notes." On February 1, 2002 we issued U.S. $500,000,000 of 8.625% Bonds due 2022, U.S. $489,846,000 of which were exchanged for new registered bonds in March 2003 pursuant to an exchange offer we commenced in February 2003. On March 21, 2003 we issued an additional U.S. $500,000,000 of 8.625% Bonds due 2022. We refer to the U.S. $10,154,000 of 8.625% Bonds that were issued in February 2002 and not exchanged in our previous exchange offer, together with the additional U.S. $500,000,000 of 8.625% bonds that we issued in March 2003, as the "8.625% old bonds." On December 12, 2002 we issued U.S. $1,000,000,000 of 7.375% Notes due 2014, U.S. $992,735,000 of which were exchanged for new registered notes in March 2003 pursuant to an exchange offer we commenced in February 2003. On June 4, 2003 we issued an additional U.S. $750,000,000 of 7.375% Notes due 2014. We refer to the U.S. $7,265,000 of 7.375% notes that were issued in December 2002 and not exchanged in our previous exchange offer, together with the additional U.S. $750,000,000 of 7.375% notes that we issued in June 2003, as the "7.375% old notes."

        We are offering new, registered securities in exchange for the 6.125% old notes, the 8.625% old bonds and the 7.375% old notes, which were unregistered securities and which we issued and sold to certain initial purchasers. These initial purchasers sold the old securities in offshore transactions and to qualified institutional buyers in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended. In this prospectus, we refer to the unregistered securities that we have already issued as the old securities, and the securities that we are now offering as the new securities.

        The old securities and the new securities are guaranteed by Petróleos Mexicanos. Three of the subsidiary entities of Petróleos Mexicanos guarantee its obligations as guarantor of the securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals.

Registration Rights Agreement

        Each time we issued the old securities, we also entered into a registration rights agreement with the initial purchasers of those old securities in which we agreed to do our best to complete the exchange offer of the old securities on or prior to a October 2, 2003.

The Exchange Offers

        Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for new securities with substantially identical terms.

        You should read the discussion under the heading "Description of the New Securities" for further information about the new securities and the discussion under the heading "The Exchange Offers" for more information about the exchange process. The old securities may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

        The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
6.125% new notes due 2008	6.125% old notes due 2008
8.625% new bonds due 2022	8.625% old bonds due 2022
7.375% new notes due 2014	7.375% old notes due 2014

        As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

  •
  $750,000,000 aggregate principal amount of 6.125% old notes due 2008;

  •
  $510,154,000 aggregate principal amount of 8.625% old bonds due 2022; and

  •
  $757,265,000 aggregate principal amount of 7.375% old notes due 2014.

Resale of New Securities

        We believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

  •
  you are acquiring the new securities in the ordinary course of your business;

  •
  you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

  •
  you are not an "affiliate" of ours, as defined under Rule 405 of the Securities Act.

        If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

        If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of these exchange offers.

Consequences of Failure to Exchange Old Securities

        If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act and you will no longer be entitled to additional interest. In addition, you will not be able to offer or sell the old securities unless:

  •
  they are registered under the Securities Act, or

  •
  you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

        The exchange offers will expire at 5:00 p.m., New York City time, on September [    •    ], 2003, unless we decide to extend the expiration date.

Interest on the New Securities

        The 6.125% new notes will accrue interest at 6.125% per year, accruing from August 15, 2003, the last date on which we will pay interest on the 6.125% old notes that are exchanged.

        The 8.625% new bonds will accrue interest at 8.625% per year, accruing from August 1, 2003, the last date on which we paid interest on the 8.625% old bonds.

        The 7.375% new notes will accrue interest at 7.375% per year, accruing from June 15, 2003, the last date on which we paid interest on the 7.375% old notes.

        We will pay interest on the 6.125% new notes on February 15 and August 15 of each year. We will pay interest on the 8.625% new bonds on February 1 and August 1 of each year. We will pay interest on the 7.375% new notes on June 15 and December 15 of each year.

Conditions to the Exchange Offers

        We may terminate the exchange offers and refuse to accept any old securities for exchange if:

  •
  there has been a change in applicable law or the SEC staff's interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

  •
  there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing the securities.

        We have not made any of the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Procedure for Tendering Old Securities

        If you wish to accept the exchange offers, you must:

  •
  complete, sign and date the letter of transmittal, and

  •
  deliver electronically the letter of transmittal together with the old securities through The Depository Trust Company's ("DTC") Automated Tender Offer Program ("ATOP") system.

        If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities:

  •
  submit a completed, signed and dated letter of transmittal, and

  •
  deliver computerized instructions to that DTC participant so that it may follow the procedures described above before the expiration date.

Withdrawal Rights

        You may withdraw the tender of your old securities at any time prior to 5:00 p.m., New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC's ATOP system by 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

        If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities as promptly as practicable after the expiration date.

Tax Considerations

        We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of this exchange as they apply to your individual circumstances.

Fees and Expenses

        We will bear all expenses related to consummating the exchange offers and complying with the registration rights agreement. The initial purchasers have agreed to reimburse us for certain of these expenses.

Exchange Agent

        Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. Deutsche Bank Luxembourg S.A. is serving as the exchange agent in Luxembourg. The exchange agents' addresses, telephone numbers and facsimile numbers are included under the heading "The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent."

Description of the New Securities

Issuer

        Pemex Project Funding Master Trust.

Guarantors

        Petróleos Mexicanos will unconditionally guarantee the payment of principal and interest on the new securities. We call this the guarantee.

        Each of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will, jointly and severally, guarantee Petróleos Mexicanos' payment obligations under its guaranty of the new securities. We call these the subsidiary guaranties.

New Securities Offered

  •
  U.S. $750,000,000 aggregate principal amount of 6.125% new notes due 2008,

  •
  U.S. $510,154,000 aggregate principal amount of 8.625% new bonds due 2022, and

  •
  U.S. $757,265,000 aggregate principal amount of 7.375% new notes due 2014.

        The form and terms of each series of new securities will be the same as the form and terms of the corresponding series of old securities, except that:

  •
  the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer,

  •
  holders of the new securities will not be entitled to some of the benefits of the registration rights agreement, and

  •
  we will not issue the new securities under our medium-term note program.

        The new securities will evidence the same debt as the old securities.

Maturity Dates

  •
  6.125% notes mature on August 15, 2008,

  •
  8.625% bonds mature on February 1, 2022, and

  •
  7.375% notes mature on December 15, 2014.

Interest Payment Dates

  •
  for the 6.125% notes, February 15 and August 15 of each year,

  •
  for the 8.625% bonds, February 1 and August 1 of each year, and

  •
  for the 7.375% notes, June 15 and December 15 of each year.

Consolidation with Existing Securities

        The 8.625% new bonds will be consolidated to form a single series with, and be fully fungible with, U.S. $489,846,000 principal amount of our outstanding 8.625% Bonds due 2022, which we issued in March 2003 upon the consummation of an exchange offer that we commenced in February 2003.

        The 7.375% new notes will be consolidated to form a single series with, and be fully fungible with, U.S. $992,735,000 principal amount of our outstanding 7.375% Notes due 2014, which we issued in March 2003 upon the consummation of an exchange offer that we commenced in February 2003.

Further Issues

        We may, without your consent, increase the size of the issue of any of the series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the amount of the first payment of interest. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

        We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see "Description of the New Securities—Additional Amounts."

Tax Redemption

        If, as a result of certain changes in Mexican law, the issuer or Petróleos Mexicanos is obligated to pay additional amounts on interest payments on any of the series of the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Ranking of the New Securities and the Guaranties

        The new securities:

  •
  will be direct, unsecured and unsubordinated public external indebtedness of the issuer, and

  •
  will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated public external indebtedness of the issuer.

        The guaranties of the new securities by Petróleos Mexicanos and the subsidiary guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors, respectively, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors.

        Petróleos Mexicanos and the subsidiary guarantors are party to certain financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

        None of the issuer, Petróleos Mexicanos or the subsidiary guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

        We may pledge or grant security interests in any of our other assets or the assets of Petróleos Mexicanos or the subsidiary guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

        The new securities will be issued pursuant to an indenture dated as of July 31, 2000, among the issuer, Petróleos Mexicanos and the trustee.

Trustee

        Deutsche Bank Trust Company Americas.

Events of Default

        The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read "Description of the New Securities—Events of Default; Waiver and Notice."

Governing Law

        The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing

        We will apply to list the new securities on the Luxembourg Stock Exchange.

Use of Proceeds

        We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

        Our headquarters are located at:

Avenida Marina Nacional No. 329
Colonia Huasteca
México, D.F. 11311
Phone: (52-55) 5722-2500.

SELECTED FINANCIAL DATA

        The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the 2002 financial statements in the Form 20-F. The selected financial data set forth below as of the five years ended December 31, 2002 have been derived from the consolidated financial statements of PEMEX for the years ended December 31, 1998 and 1999 (which are not included herein) and the consolidated financial statements of PEMEX for the years ended December 31, 2000, 2001 and 2002. The consolidated financial statements of PEMEX for the year ended December 31, 2000 were audited by Mancera, S.C. (a Member Practice of Ernst & Young Global), and the consolidated financial statements of PEMEX for the years ended December 31, 2001 and 2002 were audited by PricewaterhouseCoopers, S.C. See "Change in Independent Auditors," beginning on page 65.

        The 2002 financial statements were prepared in accordance with Mexican Generally Accepted Accounting Principles (which we refer to as "Mexican GAAP") and, as to the recognition of inflation, in accordance with the guidelines established in Financial Reporting Standard NIF-06 BIS "A," section A. See Notes 2 b) and 15 to the 2002 financial statements for a discussion of the inflation accounting rules applicable to us. Mexican GAAP differs in certain significant respects from United States Generally Accepted Accounting Principles (which we refer to as "U.S. GAAP"). The most important of the material items generating a difference between operating results under U.S. GAAP and Mexican GAAP are the accounting methodologies for the treatment of exploration and drilling costs, pension premiums and post-retirement benefit obligations, financial instruments, inflation, foreign exchange losses, capitalized interest, depreciation, impairment of fixed assets and profit in inventory, which are described in Note 19 to the 2002 financial statements and "Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation" in the Form 20-F.

Selected Financial Data of PEMEX

	Year Ended December 31,(1)(2)
	1998		1999		2000		2001		2002		2002(3)
	(in millions of pesos or U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(4)	Ps.	256,987	Ps.	334,814	Ps.	468,268	Ps.	445,330	Ps.	481,437	$46,685
Total revenues(4)		265,749		344,979		478,688		457,385		487,358	47,259
Total revenues net of the IEPS Tax		199,894		256,630		409,132		362,187		372,867	36,157
Operating income		140,299		187,669		274,057		230,703		263,098	25,513
Income (loss) for the period		(11,588)		(21,157)		(19,710)		(34,091)		(30,492)	(2,957)
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents		14,631		23,987		27,827		14,442		43,876	4,255
Total assets		416,691		482,248		563,468		556,883		697,379	67,625
Long-term debt		87,615		83,127		104,370		123,170		191,048	18,526
Total long-term liabilities		206,728		236,599		317,096		362,069		482,913	46,828
Equity		167,138		161,469		150,605		122,866		100,696	9,764
Amounts in accordance with U.S. GAAP:
Net sales(5)		191,132		246,465		398,711		350,131		366,946	35,583
Operating income(5)		73,583		106,024		208,862		142,803		168,323	16,322
Income (loss) for the period		(27,364)		(15,370)		(16,697)		(25,444)		(32,800)	(3,181)
Total assets		283,540		362,947		434,743		432,687		566,363	54,920
Equity (deficit)		29,735		12,904		(13,567)		(42,331)		(91,944)	(8,916)
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization		15,697		23,941		26,061		28,453		31,620	3,066
Investments in fixed assets at cost(6)		43,936		40,497		76,233		51,672		91,338	8,857
Ratio of earnings to fixed charges:
Mexican GAAP(7)		—		—		—		—		—	—
U.S. GAAP(7)		—		—		—		—		—	—

(1)
Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the Pemex Project Funding Master Trust). Beginning with the year ended December 31, 2000, we include the financial position and results of Mex Gas International, Ltd. For U.S. GAAP purposes, beginning with the year ended December 31, 2001, we include the financial position and results of Pemex Finance, Ltd.

(2)
Each of our financial statements for the five years ended December 31, 2002 was prepared according to Mexican GAAP but recognizes the effect of inflation according to Mexican Financial Reporting Standard NIF-06 BIS "A," section A, which is different from Mexican GAAP Bulletin B-10. Mexican GAAP differs from U.S. GAAP. The most important of the material differences between U.S. GAAP and Mexican GAAP affecting PEMEX are the accounting treatment of: (1) exploration and drilling costs, (2) pensions and post-retirement obligations, (3) financial instruments, (4) inflation, (5) foreign exchange losses, (6) capitalized interest, (7) depreciation of fixed assets, (8) impairment of fixed assets and (9) profit in inventory. For a further discussion of these and other differences, see Note 19 to the 2002 financial statements.

(3)
Conversions into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 10.3125 = U.S. $1.00 at December 31, 2002. Such conversions should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(4)
Includes the IEPS Tax as part of the sales price of the products sold.

(5)
Figures do not include IEPS Tax as part of the sales price of the products sold.

(6)
Includes investments in fixed assets and capitalized interest, and excludes certain expenditures charged to the oil field exploration and depletion reserve. See "Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources" in the Form 20-F.

(7)
Under U.S. GAAP, earnings for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 21,076 million for 1998, Ps. 5,253 million for 1999, Ps. 624 million for 2000, Ps. 10,857 million for 2001 and Ps. 13,605 million for 2002. Under Mexican GAAP, earnings for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 were insufficient to cover fixed charges; the amount by which fixed charges exceeded earnings was 5,020 million for 1998, Ps. 11,310 million for 1999, Ps. 4,092 million for 2000, Ps. 18,258 million for 2001 and Ps. 10,882 million for 2002.

  Source: PEMEX's financial statements.

        PEMEX does not currently prepare comprehensive price-level adjusted financial statements in accordance with Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information," under Mexican GAAP. For the year ended December 31, 1998, Mexico was deemed to be a hyperinflationary economy. Pursuant to Rule 3-20(c) of Regulation S-X promulgated by the SEC, PEMEX has included unaudited selected financial data prepared on the basis of price-level adjusted financial information for this year reflecting the impact of U.S. GAAP adjustments and reclassifications. For the years ended December 31, 1999, 2000, 2001 and 2002, Mexico was not considered a hyperinflationary economy. However, PEMEX has continued to provide supplemental unaudited price-level adjusted financial information for these subsequent years in lieu of a comprehensive price-level adjustment that would result from the application of Bulletin B-10. In the opinion of PEMEX management, all adjustments that are necessary for a fair presentation of the price-level adjusted financial information have been included herein. This unaudited price-level adjusted financial data is derived from the supplemental price-level adjusted financial information included elsewhere and should also be read in conjunction with the 2002 financial statements included herein.

Selected Financial Data of PEMEX (continued)

	Years Ended December 31,
	1998	1999	2000	2001	2002
	(in millions of constant 2002 pesos)
Unaudited Price-level Adjusted Information Income Statement Data
Amounts in accordance with U.S. GAAP:
Net sales(1)	Ps. 279,863	Ps. 309,544	Ps. 457,346	Ps. 377,579	Ps. 376,757
Total revenues(1)	291,360	318,647	468,293	393,656	384,523
Net income (loss)	(20,974)	(22,270)	(38,658)	(18,234)	(32,054)
Balance Sheet Data (end of period)
Amounts in accordance with U.S. GAAP:
Cash and cash equivalents	19,760	28,843	30,708	15,314	44,658
Total assets	546,822	586,783	624,206	609,069	715,895
Long-term debt	118,329	99,954	115,178	171,543	231,791
Total long-term liabilities	282,518	307,675	377,810	410,220	527,398
Total equity	190,426	177,546	140,163	117,212	67,275

(1)
Total revenues and net sales figures do not include the IEPS Tax as part of the sales price of the products sold.

Source: Petróleos Mexicanos.

        In January 2003, the Ministry of Finance and Public Credit informed PEMEX that, for the fiscal year ended December 31, 2003, PEMEX will recognize the effects of inflation in accordance with NIF—06 BIS "A" section C, which will require PEMEX to adopt Bulletin B-10. Among other things, Bulletin B-10 requires the restatement of all comparative financial statements to constant Mexican pesos of the date of the most recent balance sheet presented. PEMEX is currently evaluating the impact that the adoption of Bulletin B-10 will have on its consolidated financial statements.

RISK FACTORS

Risk Factors Related to the Operations of PEMEX

Crude oil prices are volatile, and low oil prices negatively affect PEMEX's income

        International crude oil prices are subject to global supply and demand and fluctuate due to many factors beyond PEMEX's control. These factors include competition within the oil industry and with other industries in supplying clients with competing commodities, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations, political events in major oil producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries.

        When international crude oil and natural gas prices are low, PEMEX earns less export sales revenue, and, therefore, earns less income because its costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, PEMEX earns more export sales revenue and its income increases. As a result, future fluctuations in international crude oil prices will directly affect PEMEX's results of operations and financial condition.

PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks

        PEMEX is subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of PEMEX's facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation).

        More specifically, PEMEX's business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. The occurrence of any of these events could result in personal injuries, loss of life, equipment damage, and environmental damage and the resulting clean-up and repair expenses.

        Although PEMEX has purchased insurance policies covering some of these risks, these policies may not cover all liabilities, and insurance may not be available for all risks. See "Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance" in the Form 20-F.

PEMEX's compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations

        A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to PEMEX's operations. Numerous Mexican Government agencies and departments issue rules and regulations which are often difficult and costly to comply with and which carry substantial penalties for non-compliance. This regulatory burden increases PEMEX's costs because it requires PEMEX to make significant capital expenditures and limits PEMEX's ability to extract hydrocarbons, resulting in lower revenues. For an estimate of PEMEX's accrued environmental liabilities, see "Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities" in the Form 20-F.

PEMEX publishes less financial information than U.S. companies are required to file with the SEC

        PEMEX prepares its financial statements according to Mexican GAAP, except as to the recognition of inflation, which is recognized in PEMEX's financial statements according to the Mexican Financial Reporting Standards applicable to Mexican public sector companies. Mexican GAAP differs in certain significant respects from U.S. GAAP. See "Item 3—Key Information—Selected Financial Data" in the Form 20-F and Note 19 to the 2002 financial statements. In addition, PEMEX generally prepares U.S. GAAP information on a yearly basis only. As a result, there may be less or different publicly available information about PEMEX than there is about U.S. issuers.

Risk Factors Related to the Relationship between PEMEX and the Mexican Government

The Mexican Government controls PEMEX; it could limit PEMEX's ability to satisfy its external debt obligations, and it could privatize PEMEX

        Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls PEMEX, as well as its annual budget, which is approved by the Mexican Congress. The Mexican Government has the power to intervene directly or indirectly in PEMEX's commercial affairs. Such an intervention could adversely affect PEMEX's ability to make payments under any securities issued or guaranteed by PEMEX.

        The Mexican Government's agreements with international creditors may affect PEMEX's external debt obligations. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos' external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

        The Mexican Government would have the power, if federal law and the Constitución Política de los Estados Unidos Mexicanos(the Political Constitution of the United Mexican States) were amended, to privatize or transfer all or a portion of Petróleos Mexicanos and the subsidiary entities or its assets. A privatization could adversely affect production, cause a disruption in PEMEX's workforce and its operations, and cause PEMEX to default on certain obligations. See also "—Considerations Related to Mexico" below.

Petróleos Mexicanos and the subsidiary entities pay special taxes, duties and dividends to the Mexican Government

        The Mexican Government taxes Petróleos Mexicanos and the subsidiary entities heavily. Approximately 64% of PEMEX's sales revenues is used to pay taxes. The Mexican Government and PEMEX determine the rates of taxes and duties applicable to PEMEX from year to year depending on a variety of factors. For further information, see "Item 4—Information on the Company—Taxes and Duties" and "Item 5—Operating and Financial Review and Prospects—General—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes" in the Form 20-F. In addition, Petróleos Mexicanos is obligated to pay minimum guaranteed dividends to the Mexican Government. For further information on how the minimum guaranteed dividend is determined, see "Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and the Certificates of Contribution "A,"' and "Item 8—Financial Information—Dividends" in the Form 20-F and Note 13 to the 2002 financial statements.

The Mexican Government has entered into agreements with other nations to limit production

        Although Mexico is not a member of OPEC, it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. PEMEX does not control the Mexican Government's international affairs and the Mexican Government could agree with OPEC or other countries to reduce PEMEX's crude oil production or exports in the future. A reduction in PEMEX's oil production or exports could reduce its revenues. For more information, see "Item 5—Operating and Financial Review and Prospects—Export Agreements" in the Form 20-F.

PEMEX does not own the hydrocarbon reserves in Mexico, and information on reserves is based on estimates

        The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns the petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Petróleos Mexicanos and the subsidiary entities the exclusive right to exploit Mexico's hydrocarbon reserves, it does not preclude the Mexican Government from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect PEMEX's ability to generate income.

        The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserve estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. Therefore, proved reserve estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Pemex-Exploration and Production revises its estimates of Mexico's hydrocarbon reserves annually, which may result in material revisions to PEMEX's estimates of Mexico's hydrocarbon reserves.

PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico's hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX's income and inability to obtain financing may limit PEMEX's ability to make capital investments

        PEMEX invests funds to increase the amount of extractable hydrocarbon reserves in Mexico. PEMEX also continually invests capital to enhance its hydrocarbon recovery ratio and improve the reliability and productivity of its infrastructure. PEMEX's ability to make these capital expenditures is limited by the substantial taxes that it pays and cyclical decreases in its revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit PEMEX's ability to make capital investments. For more information, see "Item 4—Information on the Company—Capital Expenditures and Investments" in the Form 20-F.

PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited

        Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against them unless the U.S. court determines that they are not entitled to sovereign immunity with respect to that action. In addition, Mexican law does not allow attachment prior to judgment. As a result, your ability to enforce judgments against Petróleos Mexicanos and the subsidiary entities in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against Petróleos Mexcicanos and the subsidiary entities, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against the property of Petróleos Mexicanos or a subsidiary entity in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act. Finally, if you were to bring an action in Mexico seeking to enforce the obligations of Petróleos Mexicanos and the subsidiary entities under any of the securities, satisfaction of those obligations may be made in pesos.

        PEMEX's directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of PEMEX's assets and those of most of its directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on PEMEX's directors or officers or those experts within the United States.

Considerations Related to Mexico

Economic conditions and government policies in Mexico may have a material impact on PEMEX's operations

        A deterioration in Mexico's economic conditions, social instability, political unrest or other adverse social developments in Mexico could adversely affect PEMEX's business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting PEMEX's ability to obtain and service foreign debt. In addition, the Mexican Government may cut spending in the future. These cuts could adversely affect PEMEX's business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may reemerge in the future, and could adversely affect PEMEX's business and its ability to service its debt.

Changes in exchange rates or in Mexico's exchange control laws may hamper the ability of PEMEX to service its foreign currency debt

        While the Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot assure you that the Mexican Government will maintain its current policies with regard to the peso or that the peso's value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent PEMEX from paying its foreign currency obligations.

        Most of PEMEX's debt is denominated in U.S. dollars, as is all of the debt of Pemex Finance, Ltd., a Cayman Islands company with limited liability established to issue securities backed by PMI crude oil receivables to provide financing for investments in certain of our PIDIREGAS. In the future, Pemex Finance, Ltd. and PEMEX may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase PEMEX's interest costs in pesos and result in foreign exchange losses.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX's operations

        The national elections held on July 2, 2000 ended 71 years of rule by the Institutional Revolutionary Party ("PRI") with the election of President Vicente Fox Quesada, a member of the National Action Party ("PAN") and resulted in the increased representation of opposition parties in the Mexican Congress and in mayoral and gubernatorial positions. Neither the PRI nor the PAN currently has a majority in the Congress or Senate. This shift in political power has transformed Mexico from a one-party state to a pluralist democracy. Although there have not yet been any material adverse repercussions resulting from this political change, multiparty rule is still relatively new in Mexico and could result in economic or political conditions that could materially and adversely affect PEMEX's operations. The lack of a majority party in the legislature and the lack of alignment between the legislature and the President could result in deadlock and prevent the timely implementation of economic reforms, which in turn could have a material adverse effect on the Mexican economy and on PEMEX's business.

Risks Related to Non-Participation in the Exchange

If holders of old securities do not participate in the exchange offer, the old securities will continue to be subject to transfer restrictions

        Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legend of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offer, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

There is no prior market for the new securities; if one develops, it may not be liquid

        There is currently no market for the new securities, but application has been made to list the new securities on the Luxembourg Stock Exchange. The Pemex Project Funding Master Trust cannot promise that such a market will develop, or, if it does develop, that it will continue to exist. If a market for the new securities were to develop, prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. We have based these statements on current plans, estimates and projections and you should therefore not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties.

        For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read "Risk Factors" above.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or our guarantors' indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES

        PEMEX's ratio of earnings to fixed charges is calculated as follows:

Earnings		Income	-	Hydrocarbon duties	-	IEPS Tax	+	Fixed charges	-	Interest capitalized during the period
=
Fixed charges				Interest expense			+	Interest capitalized during the period

        Fixed charges Interest expense + Interest capitalized during the period Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX's indebtedness. Mexican GAAP differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX's financial statements are described in Note 19 to the 2002 financial statements.

        The following table sets forth PEMEX's consolidated ratio of earnings to fixed charges for the five-year period ended December 31, 2002, in accordance with Mexican GAAP and U.S. GAAP.

	Year Ended December 31,
Ratio of Earnings to Fixed Charges, according to:	1998	1999	2000	2001	2002
Mexican GAAP(1)	—	—	—	—	—
U.S. GAAP(2)	—	—	—	—	—

(1)
Under Mexican GAAP, earnings for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 5,020 million for 1998, Ps. 11,310 million for 1999, Ps. 4,092 million for 2000, Ps. 18,258 million for 2001 and Ps. 10,882 million for 2002.

(2)
Under U.S. GAAP, earnings for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 21,076 million for 1998, Ps. 5,253 million for 1999, Ps. 624 million for 2000, Ps. 10,857 million for 2001 and Ps. 13,605 million for 2002.

Source: PEMEX's financial statements.

CAPITALIZATION OF PEMEX

        The following table sets forth:

    •
    the capitalization, as of December 31, 2002 and June 30, 2003, of PEMEX as calculated under Mexican GAAP except that the effects of inflation are recognized in accordance with the guidelines applicable to public sector entities of the Mexican Government, established in Financial Reporting Standard NIF-06 BIS "A", section "A", which differs from Bulletin B-10 (see notes 2 b) and 15 to the 2002 financial statements):

	At December 31, 2002	At June 30, 2003(1)(2)(3)
	(millions of nominal pesos or U.S. dollars)
Long-term external debt	Ps. 185,035	Ps. 236,909	$22,699
Long-term domestic debt	6,013	5,433	520

Total long-term debt(4)	Ps. 191,048	Ps. 242,342	$23,219

Certificates of Contribution "A"(5)	Ps. 10,222	Ps. 10,222	$979
Reserve for oil-field exploration and depletion	9,804	14,657	1,404
Revaluation surplus	190,523	191,185	18,318
Retained earnings (prior years)	(79,363)	(119,754)	(11,474)
Income (loss) for the year	(30,492)	(4,026)	(385)

Total equity	100,695	92,284	8,842

Total capitalization	Ps. 291,743	Ps. 334,626	$32,061

(1)
Unaudited.

(2)
Convenience conversions into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 10.4370 = U.S. $1.00 at June 30, 2003. Such conversions should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.

(3)
There has been no material change in the capitalization of PEMEX since June 30, 2003, except for PEMEX's undertaking of new financings as disclosed in "Recent Developments" below.

(4)
Short-term indebtedness at December 31, 2002 was Ps. 49,497 million and as of June 30, 2003 was Ps. 41,982 million. See "Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Financing Activities" in the Form 20-F.

(5)
Equity instruments held by the Mexican Government.

Sources: PEMEX's 2002 financial statements. Petróleos Mexicanos for interim unaudited information.

RECENT DEVELOPMENTS

        The following discussion of PEMEX's recent results should be read in conjunction with "Item 5—Operating and Financial Review and Prospects" in the Form 20-F included in this prospectus and the 2002 financial statements.

Results of Operations of Petróleos Mexicanos, the Subsidiary Entities, the Subsidiary Companies and the PEMEX Project Funding Master Trust—First Six Months of 2003 Compared to First Six Months of 2002

        The interim financial information set forth below has been derived from the unaudited summary consolidated financial statements of Petróleos Mexicanos, the subsidiary entities and the subsidiary companies, including the Pemex Project Funding Master Trust for the six-month periods ended June 30, 2002 and 2003. The selected financial data were prepared in accordance with Mexican GAAP, except that the effects of inflation are recognized in accordance with Financial Reporting Standard NIF-06 BIS "A", section A, which differs from Bulletin B-10 (see notes 2 b) and 15 to the 2002 financial statements).

	Six months ended June 30,
	2002	2003 (1) (2)
	(millions of nominal pesos or U.S. dollars)
Net Sales
Domestic(3)	Ps. 145,605	Ps. 186,267	$17,847
Export	77,040	118,570	11,360

Total	222,645	304,837	29,207
Other Revenues(4)	3,840	3,691	354

Total Revenues(3)	226,485	308,528	29,561
Costs and Operating Expenses	92,957	123,263	11,810

Operating Income	133,528	185,265	17,751
Interest, net	7,483	5,737	550
Other expenses	1,647	1,360	130

Income before taxes and duties	124,398	178,168	17,071
Taxes and Duties
Hydrocarbon extraction duties and other	70,595	138,024	13,224
Special tax on production and services (IEPS Tax)	60,164	44,170	4,232

Total	130,759	182,194	17,456

Net loss for the period	Ps. (6,361)	Ps. (4,026)	$(385)

(1)
Unaudited.

(2)
Convenience conversions into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 10.4370 = U.S. $1.00 at June 30, 2003. Such conversions should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.

(3)
Includes the IEPS Tax, which is described in "Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes" in the Form 20-F as part of the sales price of products sold.

(4)
Includes exchange rate loss in the amount of Ps. 1,403 million and Ps. 530 million in the first six months of 2002 and 2003, respectively.

Source: Petróleos Mexicanos.

Income (Loss)

        During the first six months of 2003, the net loss of Petróleos Mexicanos, the subsidiary entities, the subsidiary companies and the Pemex Project Funding Master Trust amounted to Ps. 4.0 billion as compared with a net loss during the first six months of 2002 of Ps. 6.4 billion. This decrease in loss was due primarily to an increase in the average price of crude oil exports and an increase in the prices and volume of the principal petroleum products that we sold in the domestic market. During this period, income before taxes and duties increased 43.2%, from Ps. 124.4 billion on total sales revenues of Ps. 222.6 billion during the first six months of 2002, to Ps. 178.2 billion on total sales revenue of Ps. 304.8 billion during the first six months of 2003. For the first six months of 2003, total sales revenues (net of the IEPS Tax) increased by 60.4% as compared to the first six months of 2002, primarily as a result of an increase in the average price of crude oil exports and an increase in the average price and volume of PEMEX's principal trading products in the domestic market. The weighted average price of crude oil sold by PMI export increased by 24.5%, from U.S. $19.79 per barrel in the first six months of 2002 to U.S. $24.64 per barrel in the first six months of 2003.

Export Sales

        During the first six months of 2003, export sales increased by 54.0% in peso terms (with dollar-denominated export revenues converted to pesos at the exchange rate on the date on which the export sale was made), from Ps. 77.0 billion in the first six months of 2002 to Ps. 118.6 billion in the first six months of 2003. For information on peso/dollar exchange rates, see "Item 3—Key Information—Exchange Rates" in the Form 20-F. Excluding the activities of the PMI Group, export sales by subsidiary entities to the PMI Group and third parties increased by 55.9% in peso terms, from Ps. 60.7 billion in the first six months of 2002 to Ps. 94.6 billion in the first six months of 2003. The increase in export sales was attributable mainly to an increase in the average price of crude oil exports, the strengthening of the dollar against the peso and an increase in the volume of crude oil exports. Export sales decreased as a percentage of total net sales (net of the IEPS Tax) from 47.4% in the first six months of 2002 to 45.5% in the first six months of 2003. Excluding the trading activities of the PMI Group, crude oil exports accounted for 90.1% of export sales, refined products accounted for 9.2% of export sales and natural gas and petrochemical products accounted for the remainder of export sales in the first six months of 2003.

Domestic Sales

        Domestic sales (net of the IEPS Tax) increased by 66.4%, from Ps. 85.4 billion in the first six months of 2002 to Ps. 142.1 billion in the first six months of 2003. Domestic sales of refined products (other than natural gas) increased by 59.5%, from Ps. 69.1 billion in the first six months of 2002 to Ps. 110.2 billion in the first six months of 2003, primarily due to an increase in the average price and volume of principal refined products. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) increased by 63.9%, from Ps. 3.6 billion in the first six months of 2002 to Ps. 5.9 billion in the first six months of 2003, primarily as a result of an increase in the average price of petrochemical products. Sales of natural gas increased by 104.7%, from Ps. 12.7 billion in the first six months of 2002 to Ps. 26.0 billion in the first six months of 2003, due to an increase in the average price and an increase in the trading volume.

Costs and Operating Expenses; and Other Expenses

        Costs and operating expenses increased by 32.6%, from Ps. 93.0 billion in the first six months of 2002 to Ps. 123.3 billion in the first six months of 2003. This increase was due to an increase of import purchases, an increase in depreciation and a negative effect in the valuation of crude oil and petroleum products (which is accounted for an increase in cost of sales). Costs and operating expenses as a percentage of total sales (net of the IEPS Tax) decreased from 57.2% in the first six months of 2002 to

47.3% in the first six months of 2003, the increase in the total sales. Other expenses decreased from from Ps. 1.6 billion in the first six months of 2002 to Ps. 1.4 billion in the same period of 2003.

Interest, net

        Net interest expenses decreased from Ps. 7.5 billion in the first six months of 2002 to Ps. 5.7 billion in the first six months of 2003, primarily due to the net effect of accounting for financial instruments which represented a net interest expense in the first six months of 2002 of Ps. 0.8 billion primarily due to unfavorable positions in equity swaps while in the first six months of 2003 represented a net interest gain of Ps. 0.9 billion primarily due to favorable positions in equity swaps.

Duties and Taxes

        Hydrocarbon extraction duties and other duties and taxes (including the IEPS Tax) increased by 39.3%, from Ps. 130.8 billion in the first six months of 2002 to Ps. 182.2 billion in the first six months of 2003, largely due to an increase in the Hydrocarbon Extraction Duty and excess gains revenue duty resulting from the increase in the total net sales. We paid Ps. 8.5 billion in excess gains duties in the first six months of 2003, as compared to Ps. 4.3 in the same period of 2002.

Liquidity and Capital Resources

Recent Financing Activities

        During the period from June 1, 2003 to June 30, 2003, Petróleos Mexicanos obtained U.S. $300 million in commercial bank loans for use in financing PIDIREGAS. In addition, Petróleos Mexicanos and the Pemex Project Funding Master Trust participated in the following financings:

  •
  Petróleos Mexicanos obtained loans from export credit agencies totaling U.S. $3.9 million;

  •
  Petróleos Mexicanos obtained foreign trade financing in the amount of U.S. $25 million;

  •
  the Pemex Project Funding Master Trust obtained loans from export credit agencies totaling U.S. $97 million; and

  •
  On June 4, 2003, the Pemex Project Funding Master issued U.S. $750,000,000 of 7.375% Notes due 2014, guaranteed by Petróleos Mexicanos, under the Master Trust's Medium-Term Note program, Series A.

        In addition, during July 2003, the Pemex Project Funding Master Trust obtained loans from export credit agencies totaling U.S. $50 million and a direct loan of Ps. 1 billion (approximately U.S. $94.5 million).

Change in Accounting Policy

        In January 2003, the Ministry of Finance and Public Credit informed PEMEX that, for fiscal year ended December 31, 2003, PEMEX will recognize the effects of inflation in accordance with NIF 06 BIS "A" section C, which will require PEMEX to adopt Bulletin B-10, "Recognition of the Effects of Inflation on Financial Information." Among other things, Bulletin B-10 requires the restatement of all comparative financial statements to constant Mexican pesos of the date of the most recent balance sheet presented. PEMEX is currently evaluating the impact that the adoption of Bulletin B-10 will have on its consolidated financial statements. The interim financial information contained herein does not reflect the adoption of Bulletin B-10, and is presented in a manner comparable to PEMEX's 2002 interim financial information included herein.

Employees

        On July 18, 2003, Petróleos Mexicanos and the Petroleum Workers' Union renewed their collective bargaining agreement, effective August 1, 2003, which provided for a 4.3% increase in wages and several increases in benefits oriented to strengthen productivity. The renewed contract is set to expire on July 31, 2005.

Legal Proceedings

  Mexican Government Audits and Other Investigations

        In July 2003, the Office of the Federal Attorney General closed its investigation against certain former officers of PEMEX, including former Director General Rogelio Montemayor, Carlos Juaristi Septién (former Corporate Management Director) and Juan José Domene Berlanga (former Chief Financial Officer), with regard to charges of money laundering and organized crime, on the grounds that it had insufficient proof to support these charges. Nevertheless, these former officers continue to be sought by the Federal Courts of Mexico for their alleged commission of the crimes of embezzlement, electoral embezzlement, wrongful use of powers and, in the case of Messrs. Juaristi and Domene, improper exercise of a public service as well.

        On September 1, 2003, the date on which the newly elected Chamber of Deputies will be inaugurated, federal Congressman Carlos Romero Deschamps and state representative Jesús Olvera Méndez will complete their terms and cease to enjoy legislative immunity. Senator Ricardo Aldana Prieto will complete his term in 2006, and will continue to enjoy legislative immunity unless the Congress strips him of it.

        For more information on Mexican government audits and investigations, see "Item 8—Financial Information—Legal Proceedings—Mexican Government Audits and Other Investigations" in the Form 20-F.

United Mexican States

  Prices and Wages

        Inflation during the first six months of 2003 was 1.25%, 1.38 percentage points lower than during the same period of 2002.

  Interest Rates

        During the first six months of 2003, interest rates on 28-day Cetes averaged 7.5% and interest rates on 91-day Cetes averaged 7.7%, as compared with average rates on 28-day Cetes and 91-day Cetes of 7.0% and 7.2%, respectively, during the same period of 2002. On July 29, 2003, the 28-day Cetes rate was 4.14% and the 91-day Cetes rate was 4.97%.

Business

	Six months ended June 30,
	2002	2003
Operating Highlights
Monthly average production
Crude oil (tbpd)	3,165	3,328
Natural gas production (mmcfpd)	4,442	4,433
Refined products(1) (tbpd)	1,311	1,356
Petrochemicals(2) (mtpy)	5,132	5,018
Monthly average of types of crude oil exports (tbpd)
Olmeca	260	213
Isthmus	45	28
Maya(4)	1,333	1,619

Total	1,638	1,860
Crude oil exports (value in millions of U.S. dollars)	$5,867	$8,293
Monthly average PEMEX crude oil export prices per barrel(3)(5)
Olmeca	$22.88	$29.42
Isthmus	21.49	27.31
Maya	19.14	23.98
Weighted average price	$19.79	$24.64
Monthly average West Texas Intermediate crude oil average price per barrel(6)	$23.92	$31.54

tbpd = thousands of barrels per day.
mmcfpd = millions of cubic feet per day
mtpy = thousands of tons per year

(1)
Includes natural gas liquids.
(2)
Excludes ethane and butane gases.
(3)
Subject to adjustment to reflect the percentage of water in each shipment.
(4)
Includes Altamira crude oil, which is recorded as a separate category for annual, but not interim, sales.
(5)
Average price during period indicated.
(6)
On August 8, 2003 the spot price for West Texas Intermediate crude oil was U.S. $32.26 per barrel and the spot price for the PEMEX crude oil basket (the weighted average price of the crude oil that PEMEX exports) was an estimated U.S. $26.53 per barrel.

Sources: June 2002 and June 2003 Indicadores Petroleros and P.M.I. Comercio Internacional, S.A. de C.V.

PEMEX PROJECT FUNDING MASTER TRUST

        The Pemex Project Funding Master Trust was organized as a statutory trust under Delaware law pursuant to a Trust Agreement dated November 10, 1998 (the "Trust Agreement"). The Bank of New York acts as managing trustee and The Bank of New York (Delaware) acts as Delaware trustee of the issuer. The Pemex Project Funding Master Trust's purpose is, as set forth in the Trust Agreement, to administer certain financial resources earmarked for PIDIREGAS, which are described below.

        Petróleos Mexicanos is the sole beneficiary of the Pemex Project Funding Master Trust and controls the Pemex Project Funding Master Trust in all of its activities.

PIDIREGAS Projects

        Under Mexico's General Law of Public Debt, a PIDIREGAS must be a long-term productive infrastructure project which is:

  •
  related to an economic activity identified as a priority by the Mexican Government,

  •
  expected to generate funds sufficient to repay the financing incurred for the project, and

  •
  previously approved by the Mexican Government.

        Petróleos Mexicanos or a subsidiary guarantor negotiates and enters into turn-key and other contracts for the construction of PIDIREGAS. PEMEX subsequently delegates to the Pemex Project Funding Master Trust the payment obligations under the related project contracts and transfers any funds obtained through related financing transactions. Accordingly, upon receipt by PEMEX of invoices under the project contracts, Petróleos Mexicanos instructs the Pemex Project Funding Master Trust to make payment to the appropriate contractors.

        Financings for PIDIREGAS are either entered into by Petróleos Mexicanos and assigned to the Pemex Project Funding Master Trust or arranged by Petróleos Mexicanos and entered into directly by the Pemex Project Funding Master Trust, as is the case with the old securities and the new securities. In either case, funds obtained through these financings are transferred to The Bank of New York as managing trustee, whose decisions are, in turn, dictated by Petróleos Mexicanos. All payments under financings entered into by or assigned to the Pemex Project Funding Master Trust are unconditionally guaranteed by Petróleos Mexicanos. The subsidiary guarantors jointly and severally guarantee Petróleos Mexicanos' payment obligations under its guaranties of these financings.

        The Pemex Project Funding Master Trust has been consolidated with PEMEX and its subsidiary companies in the 2002 financial statements included in the Form 20-F and in the interim financial information set forth under "Recent Developments" in this prospectus.

Assignment and Indemnity Agreement

        Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, The Bank of New York and the subsidiary guarantors, Petróleos Mexicanos and the subsidiary guarantors have assumed certain obligations of the Pemex Project Funding Master Trust with respect to the liabilities incurred or assumed by the Pemex Project Funding Master Trust in connection with PIDIREGAS. These obligations include:

  •
  the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Pemex Project Funding Master Trust to finance PIDIREGAS;

  •
  the obligation of Petróleos Mexicanos and the particular subsidiary guarantor that is sponsoring a PIDIREGAS to make payments to the issuer as may be necessary for the Pemex Project Funding Master Trust to fulfill its payment obligations in respect of any financing that the issuer has entered into in connection with the PIDIREGAS; and

  •
  the joint and several obligations of Petróleos Mexicanos and each of the subsidiary guarantors to indemnify the Pemex Project Funding Master Trust with respect to any liability incurred by the Pemex Project Funding Master Trust in connection with PIDIREGAS.

Liquidity and Capital Resources

        Petróleos Mexicanos makes decisions to draw-down funds under PIDIREGAS-related financings on the basis of the short-term obligations of the issuer under PIDIREGAS construction contracts. The issuer invests any excess liquidity in short-term investments, including interest-bearing deposits at Banco de México and Mexican commercial banks.

        At December 31, 2002, cash and cash equivalents of the issuer totaled U.S. $1,517 million, its total assets were U.S. $19,463.1 million; its long-term indebtedness totaled U.S. $16,363.3 million, its short-term indebtedness (including interest payable of U.S. $224.1 million) totaled U.S. $2,171 million and its other liabilities totaled U.S. $928.8 million (including short-term liabilities of U.S $891.6 million).

        At June 30, 2003, cash and cash equivalents of the issuer totaled U.S. $2,384.4 million, its total assets were U.S. $26,522.0 million, its long-term indebtedness totaled U.S. $21,117.9 million, its short-term indebtedness (including interest payable of U.S. $307.9 million) totaled U.S. $2,303.0 million and its other liabilities totaled U.S. $3,101.1 million (including short-term liabilities of U.S. $846.9 million).

        The assets of the issuer consist primarily of the funds it receives through various PIDIREGAS financings incurred directly or indirectly by the issuer, earnings from the short-term investment of its excess liquidity and its rights to receive payment from the Guarantor and the Subsidiary Guarantors.

        On December 31, 1998, the Guarantor transferred assets and liabilities related to PIDIREGAS totaling Ps. 12,104 million (U.S. $1,227 million) to the issuer.

        Future amortization of the issuer's outstanding indebtedness of U.S. $23,113.1 million at June 30, 2003 is scheduled as follows:

Pemex Project Funding Master Trust
Indebtedness Amortization Schedule

Maturities
2003	2004	2005	2006	2007	Over 5 years
(in millions of dollars)
U.S. $1,088.2	U.S. $2,479.6	U.S. $2,561.2	U.S. $1,738.6	U.S. $2,002.9	U.S. $13,242.6

THE EXCHANGE OFFERS

        This is a summary of the exchange offers and the material provisions of the registration rights agreements that we entered into on February 6, 2003 with the initial purchasers of the 6.125% old notes, on March 21, 2003 with the initial purchasers of the U.S. $500,000,000 of 8.625% old bonds that we issued on March 21, 2003, and on June 4, 2003 with the initial purchasers of the U.S. $750,000,000 7.375% old notes that we issued on June 4, 2003. This section may not contain all the information that you should consider regarding the exchange offers and the registration rights agreements before participating in the exchange offers. For more detail you should refer to the letter of transmittal and the registration rights agreements, which we have filed with the SEC as exhibits to the registration statement. You can obtain copies of these documents by following the instructions under the heading "Available Information."

Background and Purpose of the Exchange Offers

        We sold the old securities to their initial purchasers pursuant to terms agreements dated January 30, 2003 for the 6.125% old notes, January 25, 2002 for the 8.625% old bonds that we issued on February 1, 2002, March 18, 2003 for the 8.625% old bonds that we issued on March 21, 2003, December 3, 2002 for the 7.375% old notes that we issued on December 12, 2002 and May 28, 2003 for the 7.375% old notes that we issued on June 4, 2003. In each case, the initial purchasers then resold the old securities to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

        We also entered into registration rights agreements with the initial purchasers of the 6.125% old notes, the 8.625% old bonds that we issued on March 21, 2003 and the 7.375% old notes that we issued on June 4, 2003. As long as we determine that applicable law permits us to make the exchange offers, the registration rights agreements require that we use our best efforts to:

	Action	Date Required
1.	File a registration statement for a registered exchange offer relating to an issue of new securities with terms substantially similar to the old securities	September 2, 2003
2.	Cause the registration to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	September 2, 2003
3.	Issue the new securities in exchange for all old securities tendered in the exchange offer	October 2, 2003

        The exchange offer described in this prospectus, if commenced and completed within the time limits described above, will satisfy the requirements under the registration rights agreements.

        We also entered into registration rights agreements with the initial purchasers of the 8.625% old bonds that we issued on February 1, 2002 and the 7.375% old notes that we issued on December 12, 2002. We complied with our obligations under those agreements through the exchange offers that we commenced in February 2003 and completed in March 2003. We are including the outstanding 8.625% old bonds issued in February 2002 and the 7.375% old notes issued in December 2002 that were not exchanged in our previous exchange offers voluntarily, so that the holders may exchange those old securities for new securities.

General Terms of the Exchange Offers

        We are offering, upon the terms and subject to the conditions set forth in this prospectus, and in the accompanying letters of transmittal, to exchange the old securities for new securities as follows:

New Securities Series	Corresponding Old Securities Series
6.125% new notes due 2008	6.125% old notes due 2008
8.625% new bonds due 2022	8.625% old bonds due 2022
7.375% new notes due 2014	7.375% old notes due 2014

        As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

  •
  U.S. $750,000,000 aggregate principal amount of 6.125% old notes due 2008

  •
  U.S. $510,154,000 aggregate principal amount of 8.625% old bonds due 2022

  •
  U.S. $757,265,000 aggregate principal amount of 7.375% old notes due 2014

        Upon the terms and subject to the conditions set forth in this prospectus and in the letters of transmittal, we will accept for exchange all old securities that are validly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new securities in exchange for an equal principal amount of outstanding old securities accepted in the exchange offers. Holders may only tender old securities in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in the letter of transmittal accompanying the old securities you are tendering.

        We are sending this prospectus, together with the letter of transmittal, to all holders of record of old securities as of August 8, 2003. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

        The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under "—Conditions to the Exchange Offers."

        Any holder of old securities that is an "affiliate" of the Pemex Project Funding Master Trust or an "affiliate" of any of the guarantor or the subsidiary guarantors may not participate in the exchange offers. We use the term "affiliate" as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an "affiliate" as defined in Rule 405.

        At the time the exchange offers commence, we will publish a notice in Luxembourg announcing the date of the commencement of the exchange offers and the expiration date. Upon completion of the exchange offers, we will publish the results of the exchange offers in Luxembourg, and we will file with the Luxembourg Stock Exchange a supplemental prospectus that specifies the results of the exchange offers, including the amount exchanged and information regarding the new securities.

        We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

        The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about September [    •    ], 2003.

Representations upon Tender of Old Securities

        By tendering old securities in exchange for new securities, each holder will represent to us that:

  •
  any new securities you receive will be acquired in the ordinary course of your business;

  •
  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of the new securities;

  •
  neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

  •
  you are not an "affiliate" of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act; and

  •
  if you are a broker-dealer, (a) you will receive new securities for your own account in exchange for old securities that were acquired as a result of market-making activities or other trading activities and (b) you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new securities.

Resale of New Securities

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

  •
  you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

  •
  you are not an "affiliate" of the Pemex Project Funding Master Trust or one of the guarantors, as the term "affiliate" is defined in Rule 405 under the Securities Act; and

  •
  you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

        If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the applicable interpretations of the staff of the SEC and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

        Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. The letter of transmittal that all holders must complete in order to participate in the exchange states that by acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See "Plan of Distribution."

Expiration Date; Extensions; Amendments

        The exchange offers will expire on September [    •    ], 2003, at 5:00 p.m., New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

        If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

        We reserve the right, in our sole discretion, to:

  •
  delay accepting any old securities tendered,

  •
  extend the exchange offers, and

  •
  amend the terms of the exchange offers in any manner.

        If we amend the exchange offers and we determine that the change is material, we will promptly disclose the amendments in a prospectus supplement that we will distribute to the registered holders of the old securities. The term "registered holder" as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

        If the exchange offers are extended, we will publish a notice in Luxembourg, and we will notify the Luxembourg Stock Exchange of the new expiration date.

Procedures for Tendering Old Securities

        Old securities can only be tendered by a financial institution that is a participant in the book entry transfer system of The Depository Trust Company ("DTC").

        If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

  1.
  transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before 5:00 p.m., New York City time, on the expiration date; and

  2.
  acknowledge and agree to be bound by the terms of the letter of transmittal through electronic transmission of an agent's message via DTC's Automated Tender Offer Program ("ATOP") system.

        The term "agent's message" means a computer-generated message that DTC's book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent's message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgement from you as the participating holder tendering old securities that you have received the letter of transmittal and agree to be bound by its terms. We may enforce this agreement against you.

        If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), you must:

  1.
  submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg a completed and executed letter of transmittal with respect to the old securities being tendered; and

  2.
  deliver computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent's account at DTC.

        You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic submission of the letter of transmittal, as well as delivery of your old securities, through DTC's ATOP system.

        Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC's ATOP system. You may not send any old securities, letters of transmittal or other documents to us.

        You can obtain copies of the letter of transmittal at the offices of the exchange agent and our Luxembourg listing agent, whose addresses are set forth below.

        In the unlikely event that your old securities are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed with a properly executed letter of transmittal, by hand or overnight courier, to the exchange agent at its address set forth under "—Exchange Agent" or to the exchange agent in Luxembourg at:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Phone: (352) 42122-1
Fax: (352) 42122-449

on or before 5:00 p.m., New York City time, on the expiration date.

        If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

        Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and the Pemex Project Funding Master Trust under which both of us accept the terms and conditions contained in this prospectus and in the letter of transmittal.

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

        Our interpretation of the terms and conditions of the exchange offers (including the letter of transmittal and accompanying instructions) will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

        If any letter of transmittal or any other documents required by the letter of transmittal are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate his status when signing and must submit proper evidence that satisfies us that he has the authority to act in this capacity, unless we waive this requirement.

Acceptance of Old Securities for Exchange; Delivery of New Securities

        After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before 5:00 p.m., New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers as promptly as practicable after the expiration date. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

        We will issue new securities in exchange for old securities only after the exchange agent's timely receipt of:

  •
  a confirmation of a book-entry transfer of the old securities into the exchange agent's DTC account; and

  •
  an agent's message transmitted through DTC's ATOP system in which the tendering holder acknowledges and agrees to be bound by the letter of transmittal.

        However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offers. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

        Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent's message through, and in accordance with, the withdrawal procedures applicable to DTC's ATOP system, before we have accepted the old securities for exchange and before 5:00 p.m., New York City time, on the expiration date. Notices of withdrawal must:

  1.
  specify the name of the person who deposited the old securities to be withdrawn,

  2.
  identify the series of old securities to be withdrawn, including the principal amount of such old securities, and

  3.
  be signed electronically by the holder in the same manner as the original signature on the letter of transmittal by which the holder tendered the old securities.

        We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under "—Procedures for Tendering Old Securities" above.

Conditions to the Exchange Offers

        Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

  •
  we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

  •
  a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

  •
  we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff's interpretations.

        If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

  •
  refuse to accept any old securities and return all tendered securities to the tendering holders,

  •
  extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see "—Withdrawal of Tenders"), or

  •
  waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver's significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

        You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under "—Shelf Registration Statement."

The Exchange Agent; Luxembourg Listing Agent

        Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities, executed letters of transmittal and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under "—Procedures for Tendering Old Securities." You should address questions, requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents to the exchange agent as follows:

DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, Tennessee 37211
Phone: (800) 735-7777

or

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Phone: (352) 42122-1
Fax: (352) 42122-449

        You may also obtain copies of the letter of transmittal from our Luxembourg listing agent at the following address:

Kredietbank S.A., Luxembourgeoise
43 Boulevard Royal
L-2955 Luxembourg

Fees and Expenses

        We will pay all expenses related to our performance of the exchange offers, including:

  •
  all SEC registration and filing fees and expenses,

  •
  all costs related to compliance with federal securities and state "blue sky" laws,

  •
  all printing expenses,

  •
  all fees and disbursements of our attorneys, and

  •
  all fees and disbursements of our independent certified public accountants.

        The initial purchasers have agreed to reimburse us for some of these expenses.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

        We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

  •
  you instruct us to register the new securities in someone else's name, or

  •
  you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offer to someone else.

Shelf Registration Statement

        Under the registration rights agreements, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders' resales of old securities. We will use our best efforts to cause a shelf registration statement to become effective if:

  1.
  we cannot file the exchange offers registration statement or issue the new securities because the exchange offers are no longer permitted by applicable law or applicable SEC policy;

  2.
  for any other reason, we fail to complete the exchange offers within the time period set forth in the applicable registration rights agreement; or

  3.
  any holder notifies us less than 20 days after the exchange offers are completed that:

  •
  a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

  •
  it is an initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

  •
  the holders of a majority of the relevant series of old securities are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable "blue sky" or state securities laws.

        If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

        We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of two years after the issue date of the old securities (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

        In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

        In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

        Our obligation to file a shelf registration statement does not apply to the 7.375% old notes that we issued in December 2002, because we have already complied with our obligations under the registration rights agreement related to those notes.

Additional Interest

        Under the registration rights agreements, we must pay additional interest as liquidated damages to holders of old securities of the relevant series in the event of any of the following registration defaults:

  1.
  we do not file the registration statement or shelf registration statement in lieu thereof, on or before September 2, 2003,

  2.
  the registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before September 2, 2003,

  3.
  we fail to consummate the exchange offers by October 2, 2003,

  4.
  a shelf registration statement required to be filed pursuant to a registration rights agreement is not filed on or before the date specified for its filing,

  5.
  a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the relevant registration rights agreement, or

  6.
  the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

        After a registration default occurs, we will increase the interest rate on the old securities of the affected series (or in the case of a default under clause 4, 5 or 6 above, the interest rate on the old securities of the affected series to which the default relates) by 0.25% per year over the rate stated on the face of the securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% over the original rate. We call this increase in the interest rate "additional interest." Our obligation to pay additional interest will cease once we have cured the registration defaults, and the applicable interest rate will revert to the original rate.

        The holders of the 7.375% old notes issued in December 2002 are not entitled to additional interest, because we have already complied with our obligation to conduct an exchange offer for those notes.

DESCRIPTION OF THE NEW SECURITIES

General

        This is a summary of the material terms of the new securities and the indenture dated July 31, 2000 among the Pemex Project Funding Master Trust, Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See "Where You Can Find More Information" for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas
280 Park Avenue
9th Floor New York, NY 10017
Phone: (212) 454-4217
Fax: (212) 454-2223

and at the office of the Luxembourg paying and transfer agent and exchange agent in Luxembourg, which is located at:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
Phone: (352) 42122-1
Fax: (352) 42122-449

        We will issue the new securities under the indenture. The form and terms of the new securities will be identical in all material respects to the form and terms of the old securities except that:

  •
  we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

  •
  holders of the new securities will not receive some of the benefits of the registration rights agreements; and

  •
  we will not issue the new securities under our medium-term note program.

        We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. One or more registered securities in global form will represent the new securities, and in certain circumstances, new securities in definitive form may represent the new securities. See "Book Entry; Delivery and Form."

        The new securities will be issued in three series which will mature on August 15, 2008, in the case of the 6.125% new notes, February 1, 2022, in the case of the 8.625% new bonds and December 15, 2014 in the case of the 7.375% new notes. The new securities of each series will bear interest at the relevant rate that is stated on the cover page of this prospectus.

        We will pay interest on the following dates:

  •
  for the 6.125% new notes, February 15 and August 15 of each year, commencing on August 15, 2003,

  •
  for the 8.625% new bonds, February 1 and August 1 of each year, commencing on August 1, 2003, and

  •
  for the 7.375% new notes, June 15 and December 15 of each year, commencing on June 15, 2003.

Consolidation

        The 6.125% new notes we are offering and the 6.125% old notes we previously sold will collectively be a single series for all purposes under the indenture, including waivers, amendments, redemption, offers to purchase and acceleration. The 8.625% new bonds we are offering and the 8.625% old bonds we previously sold, as well as the U.S. $500,000,000 principal amount of 8.625% Bonds due 2022 that were subject to our February 2003 exchange offer, will be a single series for all purposes under the indenture. The 7.375% new notes we are offering and the 7.375% old notes we previously sold, as well as the $1,000,000,000 principal amount of 7.375% Notes due 2014 that were subject to our February 2003 exchange offer, also will be a single series for all purposes under the indenture.

        For trading purposes, however, the new securities that we issue in the exchange offers will have different securities codes than the old securities. These securities codes are listed under "General Information." The 8.625% new securities will be consolidated for trading purposes with, and be fully fungible with, U.S. $489,846,000 principal amount of our outstanding 8.625% Bonds due 2002, which were issued in March 2003 upon the consummation of our February 2003 exchange offer. The 7.375% new securities will likewise be consolidated for trading purposes with, and be fully fungible with, U.S. $992,735,000 principal amount of our outstanding 7.375% Notes due 2014, which were issued in March 2003 upon the consummation of our February 2003 exchange offer.

Principal and Interest Payments

        We will make payments of principal of and interest on the new securities represented by a global note by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

        If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

  •
  you own at least $10,000,000 aggregate principal amount of new securities; and

  •
  not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions.

  •
  OR

  •
  we are making the payments at maturity; and

  •
  you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

        If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

        We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a "regular record date") before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

  •
  pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

  •
  pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

        Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

        If any money that the issuer, the guarantor or a subsidiary guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer's obligation to pay the principal of and interest on the new securities, and the obligations of the guarantor and the subsidiary guarantors on their respective guaranties and subsidiary guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

        If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

        We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

  •
  the corporate trust office of the trustee,

  •
  the office of the Luxembourg paying and transfer agent, or

  •
  the office of any other paying agent or transfer agent that we appoint.

        With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

  •
  at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

  •
  if and for as long as the new securities are listed on the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

        We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

        We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with "—Notices" below.

Guaranties

        Guaranty.    Pursuant to the Indenture, Petróleos Mexicanos has unconditionally guaranteed the due and punctual payment of all amounts payable by the issuer in respect of the securities, as and when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise.

        Subsidiary Guaranties.    In a guaranty agreement dated July 29, 1996, which we refer to as the subsidiary guaranty agreement, among Petróleos Mexicanos and the subsidiary guarantors, each of the subsidiary guarantors will be jointly and severally liable with Petróleos Mexicanos for all payment obligations of Petróleos Mexicanos under international financing agreements entered into by Petróleos Mexicanos. This liability extends only to those payment obligations that Petróleos Mexicanos designates as being entitled to the benefit of the subsidiary guaranty agreement in a certificate of designation.

        Petróleos Mexicanos has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation, dated February 6, 2003 for the 6.125% notes, March 21, 2003 for the 8.625% bonds and June 4, 2003 for the 7.375% notes. Accordingly, each of the subsidiary guarantors will be unconditionally liable for Petróleos Mexicanos' obligations under its guaranty of all amounts payable by the issuer in respect of the new securities as and when they become due and payable.

        Under the terms of the subsidiary guaranty agreement, each of the subsidiary guarantors will be jointly and severally liable for the full amount of each payment under the guaranty by the guarantor. Although the issuer, the guarantor and the subsidiary guarantors may terminate the guaranty agreement in the future, the guaranties of the subsidiary guarantors on all obligations designated before termination will remain in effect until all amounts payable with respect to such obligations have been paid in full. These designated amounts will include the entire principal of and interest on the new securities.

        Any amendment to the subsidiary guaranty agreement which would affect the rights of any party to, or beneficiary of, the indenture and the new securities will be valid only with the consent of the same parties, or percentage of holders, as is required to amend the indenture or the new securities.

Ranking of New Securities and Guaranties

        The new securities will be direct, unsecured and unsubordinated Public External Indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

        The payment obligations of the Pemex Project Funding Master Trust under the new securities will rank equally with all of its other present and future unsecured and unsubordinated Public External Indebtedness for borrowed money. The guaranty of the new securities by Petróleos Mexicanos and the guaranties by the subsidiary guarantors of Petróleos Mexicanos' payment obligations under its guaranty will be direct, unsecured and unsubordinated Public External Indebtedness of the guarantor and the subsidiary guarantors and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated Public External Indebtedness for borrowed money of Petróleos Mexicanos and the subsidiary guarantors, respectively.

  The new securities are not obligations of, or guaranteed by, Mexico.

Additional Amounts

        When the issuer, the guarantor or the subsidiary guarantors make a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (we call these Mexican withholding taxes). If this happens, the issuer, the guarantor or the subsidiary guarantors will pay the holders of the new securities additional amounts as may be necessary to insure that every net payment made by the issuer, the guarantor or the subsidiary guarantors, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on the new securities. However, this obligation to pay additional amounts will not apply to:

  1.
  any Mexican withholding taxes which would not have been imposed on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

  •
  being or having been a citizen or resident of Mexico,

  •
  maintaining or having maintained an office, permanent establishment, fixed base or a branch in Mexico,

  •
  being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the ownership of, or the receipt of payment under, the new securities; or

  2.
  any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

  3.
  any Mexican withholding taxes that are imposed because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

  •
  the first payment date to which this paragraph (3) applies; and

  •
  in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

  4.
  any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder's eligibility, if any, for benefits under an income tax treaty that Mexico is a party to that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

  5.
  any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

  6.
  any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

  7.
  in the case of the 6.125% new notes, any withholding tax or deduction imposed on a payment to an individual pursuant to any European Union directive on the taxation of savings and implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant note to another paying agent in a member state of European Union.

        All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

        Paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under United States federal income tax law (including the United States-Mexico income tax treaty), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between United States and Mexican law, regulations and administrative practice.

        In addition, paragraphs (3) and (4) will not apply if Rule 3.25.15, published in the Official Gazette of the Federation on May 30, 2002, or a substantially similar future rule, is in effect, unless:

  •
  the reporting requirements in paragraphs (3) and (4) are expressly required by statute, regulation, general rules or administrative practice in order to apply Rule 3.25.15 or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Rule 3.25.15 or a substantially similar future rule; or

  •
  in the case of a holder or beneficial owner that is a pension fund or other tax exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Rule 3.25.15 if the information required in paragraph (4) were furnished.

We will not interpret paragraph (3) or (4) above to require a holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

        Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer, the guarantor or a subsidiary guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranty of the new securities.

        If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer, the guarantor or the applicable subsidiary guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

        The issuer has the option to redeem either (or both) series of the new securities in whole, but not in part, at par at any time, together with, if applicable, interest accrued to, but excluding, the date fixed for redemption, if:

  1.
  the issuer or the guarantor certifies to the trustee immediately prior to giving the notice that it has or will become obligated to pay greater additional amounts than we would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to interest on the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of laws, regulations or rulings, that becomes effective on or after the date of issuance of such securities; and

  2.
  before publishing any notice of redemption, the issuer shall deliver to the trustee a certificate signed by the issuer or the guarantor stating that the issuer or the guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

        We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities. We may not give a notice of redemption earlier than 90 days before the earliest date on which we would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Assumption of Issuer's Obligations by the Guarantor

        Petróleos Mexicanos may at any time directly assume the payment and performance obligations of the issuer under any of the series of the securities and the issuer's obligations under the indenture with respect to the same series of securities without the consent of the holders, but only if, after giving effect to this assumption, no event of default under the relevant securities has occurred and is continuing. Upon the assumption, the guarantor will execute a supplemental indenture evidencing this assumption and the issuer will be released from its obligations with respect to the securities.

Negative Pledge

        Petróleos Mexicanos will not create or permit to exist, and will not allow the issuer, Petróleos Mexicanos' subsidiaries or the subsidiary guarantors or any of their respective subsidiaries to create or permit to exist, any Security Interest in their crude oil or receivables in respect of crude oil to secure:

  •
  any of its or their Public External Indebtedness,

  •
  any of its or their guarantees of Public External Indebtedness, or

  •
  any Public External Indebtedness or guarantees of any other person,

Unless at the same time or before creating such Security Interest the securities are secured equally and ratably by the same Security Interest or are given another Security Interest approved by the holders of at least 66 2/3% in aggregate principal amount of the securities of each series.

        However, the issuer, the guarantor, the subsidiary guarantors and their respective subsidiaries may create Security Interests in their crude oil and crude oil receivables if:

  1.
  on the date the Security Interest is created, the total of:

  •
  the amount of principal and interest payments secured by Oil Receivables due during that calendar year under Receivable Financings entered into on or before that date; plus

  •
  the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in Forward Sales that are not Government Forward Sales entered into on or before that date; and

  •
  the total amount of payments of the purchase price of crude oil, natural gas or Petroleum Products foregone in that calendar year as a result of all Advance Payment Arrangements entered into on or before that date;

    is not greater than $4,000,000,000 (or the equivalent in other currencies) minus the amount of Government Forward Sales in that calendar year;

  2.
  the total outstanding amount at any one time of all Receivables Financings, Forward Sales (other than Government Forward Sales) and Advance Payment Arrangements is not greater than $12,000,000,000 (or its equivalent in other currencies); and

  3.
  the guarantor furnishes a certificate to the trustee that certifies that, on the date of the creation of the Security Interest there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

        For a more detailed description of paragraph (3) above, you may look to the indenture.

        The negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries from creating Security Interests over any of their assets, other than their crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the guarantor and the subsidiary guarantors have been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

        In addition, the negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or their respective subsidiaries from creating Security Interests to secure any of their obligations that are payable in pesos. Nor does it restrict any of them from creating Security Interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

        If an Event of Default with respect to any series of securities occurs and is not remedied, then the trustee, if requested by the holders of at least 20% in principal amount of the outstanding securities of that series, will give notice to the issuer that the securities of that series are immediately due and payable at their principal amount, together with accrued interest. Each of the following is an Event of Default with respect to a series of securities:

  1.
  Non-Payment: any payment of principal of any of the securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the securities of that series is not made when due and the default continues for fourteen days after the due date;

  2.
  Breach of Other Obligations: the issuer or the guarantor fails to perform, observe or comply with any of its other obligations under the securities of that series, which cannot be remedied,

    or if it can be remedied, is not remedied within 30 days after the issuer, the guarantor and the subsidiary guarantors receive notice of the default from the trustee;

  3.
  Cross-Default: the issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries defaults in the payment of principal of or interest on any of their Public External Indebtedness or on any Public External Indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

  4.
  Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

  5.
  Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries;

  6.
  The issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries:

  •
  becomes insolvent;

  •
  is generally not able to pay its debts as they mature;

  •
  applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

  •
  institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, reorganization, dissolution or liquidation;

  •
  enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

  •
  stops or threatens to cease carrying on its business or any substantial part of its business;

  7.
  Winding Up: an order is entered for, or the issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries passes an effective resolution for winding up, any such entity;

  8.
  Moratorium: a general moratorium is agreed or declared with respect to any of the External Indebtedness of the issuer, the guarantor, the subsidiary guarantors or any of their respective Material Subsidiaries;

  9.
  Authorizations and Consents: the issuer, the guarantor, or any of the subsidiary guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order:

  •
  to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities and the indenture,

  •
  to enable the guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the indenture or the subsidiary guaranty agreement with respect to the new securities and its guaranties of the new securities,

    •
    to enable any of the subsidiary guarantors lawfully to enter into, perform and comply with its obligations under the subsidiary guaranty agreement relating to the new securities, the related guaranties or the indenture, and

    •
    to ensure that the obligations of the issuer, the guarantor and the subsidiary guarantors under the new securities, the indenture and the guaranty agreement are legally binding and enforceable;

  10.
  Illegality: it is or becomes unlawful for:

  •
  the issuer to perform or comply with one or more of its obligations under the new securities or the indenture,

  •
  the guarantor to perform or comply with any of its obligations under the indenture or the subsidiary guaranty agreement relating to the new securities or the indenture; or

  •
  any of the subsidiary guarantors to perform or comply with any of its obligations under the subsidiary guaranty agreement relating to the new securities or the indenture;

  11.
  Control, dissolution, etc.: the guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the guarantor or any subsidiary guarantor; or the issuer, the guarantor or any of the subsidiary guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment, or suspension is material in relation to the business of the issuer, the guarantor and the subsidiary guarantors taken as a whole; or the guarantor and the subsidiary guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage linked with that exploitation and production; or the issuer ceases to be controlled by the guarantor;

  12.
  Disposals:

  (A)
  the guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

  •
  solely in connection with the implementation of the Organic Law of PEMEX, or

  •
  to a subsidiary guarantor;

  (B)
  any subsidiary guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the guarantor and the subsidiary guarantors taken as a whole;

  13.
  Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

  14.
  Guaranties: the guaranty of the new securities by the guarantor or the subsidiary guaranty agreement is not in full force and effect or the guarantor or any of the subsidiary guarantors claims that it is not in full force and effect.

        If any Event of Default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all

Events of Default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

        Under the indenture, the holders of the securities must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders. The trustee is entitled to this indemnification, provided that its actions are taken with the requisite standard of care during an Event of Default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders' direction.

        No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

  1.
  that holder has previously given written notice to the trustee of a continuing Event of Default;

  2.
  the holders of at least 20% in aggregate principal amount of the securities of that series have made a written request to the trustee to institute proceedings relating to the Event of Default;

  3.
  those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

  4.
  the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

  5.
  during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the securities of that series have not given any direction to the trustee which is inconsistent with the written request.

        These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

        The holders of a majority in principal amount of the securities of any series may, on behalf of the holders of all securities, waive any past default and any Event of Default that arises, except a default in the payment of the principal of or interest on the securities that has not been cured, or a default in respect of a covenant or provision in the indenture that cannot be modified or amended without the consent of each affected holder of the securities.

        Petróleos Mexicanos is required to furnish annually to the trustee a statement regarding the performance of the issuer's and the guarantor's obligations under the indenture and any default in that performance.

Purchase of New Securities

        The issuer, the guarantor or any of the subsidiary guarantors may at any time purchase new securities at any price in the open market, in privately negotiated transactions or otherwise. The issuer, the guarantor, or any subsidiary guarantor may hold, resell or surrender to the trustee for cancellation any new securities purchased by it.

Modification and Amendment

        The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

  •
  at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series represented at the meeting; or

  •
  with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities.

        However, without the consent of the holder of each affected security, no action may:

  1.
  change the due date for any payment of principal of or interest on that security;

  2.
  reduce the principal amount of that new security, the portion of the principal amount that is payable upon acceleration of the maturity of that security or the interest rate on the new security;

  3.
  change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on that security is payable;

  4.
  permit the issuer to redeem that security prior to maturity, except as permitted under "—Tax Redemption" above;

  5.
  modify the guarantor's guaranty of the new securities or the subsidiary guaranty agreement in any manner adverse to the holder of any security;

  6.
  reduce the percentage of the principal amount of the securities, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the securities, or for waiver of compliance with certain provisions thereof or for waiver of certain defaults, except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding security affected by such action; or

  7.
  change the obligation of the issuer, the guarantor or any subsidiary guarantor to pay additional amounts in respect of Mexican withholding taxes.

        The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

  1.
  adding to the covenants of indenture or the securities for the benefit of the holders of the securities;

  2.
  surrendering any right or power conferred upon the issuer or the guarantor;

  3.
  securing the securities as required in the securities or otherwise;

  4.
  curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the securities;

5.
reflecting the succession of another corporation to Petróleos Mexicanos or the issuer and the successor corporation's assumption of the covenants and obligations of Petróleos Mexicanos or the issuer, as the case may be, under the new securities and the indenture;

6.
amending the indenture or the new securities in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of new securities in any material respect; or

7.
modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if the consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we will mail to the holders a notice briefly describing the amendment. However, the failure to give this notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee or stockholder of the issuer, the guarantor or any of the subsidiary guarantors, as such, will have any liability for any obligations of the issuer, the guarantor or any of the subsidiary guarantors under the new securities, the indenture, the guaranty agreement or the subsidiary guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting its new securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

        The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the guarantor will be governed by the laws of Mexico. The payment obligations of the guarantors under the guaranty agreement and the payment obligations of the subsidiary guarantors under the subsidiary guarantee agreement will be governed by and construed in accordance with the laws of the State of New York.

        The guarantor and the subsidiary guarantors have appointed the Consul General of Mexico in New York as their authorized agent for service of process in any action based on the new securities that a holder may institute in any state or federal court in the Borough of Manhattan, The City of New York. The issuer, the guarantors, each subsidiary guarantor and the trustee have submitted to the jurisdiction of these courts and have waived any objection which they may have to the venue of these courts. In addition, the guarantor and each of the subsidiary guarantors have waived any rights to which they may be entitled on account of place of residence or domicile.

        The guarantor and each of the subsidiary guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws. The guarantor's and each of the subsidiary guarantors' appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the guarantor's and the each of the subsidiary guarantors' waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the guarantor or a subsidiary guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. In addition, you may not be able to execute on the guarantor's or any of the subsidiary guarantors' property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

        Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 2, 16 and 60 of the General Law on National Patrimony (and other related articles), Articles 1, 2, 3, 4 (and related articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3, 4 (and other related articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that

1.
attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor or any subsidiary guarantor;

2.
all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.
the rights to:

  •
  the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

  •
  the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

  •
  the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and considered basic petrochemicals (the "Petroleum Industry");

  are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.
the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the Petroleum Industry of Mexico are the guarantor and the subsidiary guarantors which are, therefore, entitled to immunity with respect to these exclusive rights and powers.

        As a result, regardless of the guarantor's and the subsidiary guarantors' waiver of immunity, a Mexican court may not enforce a judgment against the guarantor or any of the subsidiary guarantors by ordering the attachment of its assets in aid of execution.

Meetings

        The indenture has provisions for calling a meeting of the holders of the securities. Under the indenture, the trustee may call a meeting at any time. The issuer or the guarantor also may request a meeting by sending a written request to the trustee detailing the proposed action to be taken at the meeting. In addition, the holders of at least 10% of the principal amount of the outstanding securities of a series may call for a meeting in accordance with the procedures described in the indenture while an Event of Default is continuing.

        At any meeting, a quorum exists if the holders of the aggregate principal amount of a series of securities the vote of which is required to take action on the business for which the meeting was called are present.

        Any holders' meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority in principal amount of the securities of the series that are represented at the meeting. The adjourned meeting may be held without further notice.

        Any resolution passed, or decision made, at a holders' meeting that has been properly held in accordance with the indenture is binding on all holders of the securities.

Notices

        All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee's register. In addition, for so long as the new securities are listed on the Luxembourg Stock Exchange and the rules of the exchange require, all notices will be published in a daily newspaper of general circulation in Luxembourg (expected to be the Luxemburger Wort). If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

        "Advance Payment Arrangement" means any transaction in which the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries receives a payment of the purchase price of crude oil or gas or Petroleum Products that is not yet earned by performance.

        "External Indebtedness" means Indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

        "Forward Sale" means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

        "Government Forward Sale" means a Forward Sale to:

  •
  Mexico or Banco de México,

  •
  the Bank for International Settlements, or

  •
  any other multilateral monetary authority or central bank or treasury of a sovereign state.

        "Guarantee" means any obligation of a person to pay the Indebtedness of another person, including, without limitation:

  1.
  an obligation to pay or purchase that Indebtedness;

  2.
  an obligation to lend money or to purchase or subscribe for shares or other securities, or to purchase assets or services in order to provide money to pay the Indebtedness; or

  3.
  any other agreement to be responsible for the Indebtedness.

        "Indebtedness" means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

        "Material Subsidiaries" means, at any time, (1) each of the subsidiary guarantors and (2) any subsidiary of the guarantor or any of the subsidiary guarantors having, as of the end of the most recent fiscal quarter of the guarantor, total assets greater than 12% of the total assets of the guarantor, the subsidiary guarantors and their respective Subsidiaries on a consolidated basis. As of the date of this prospectus, there were no Material Subsidiaries other than the subsidiary guarantors.

        "Oil Receivables" means amounts payable to the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

        "Person" means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state, or other entity, whether or not having a separate legal personality.

        "Petroleum Products" means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

        "Public External Indebtedness" means any External Indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

        "Receivables Financings" means any transaction resulting in the creation of a Security Interest on Oil Receivables to secure new External Indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, the guarantor, the subsidiary guarantor or any of their respective Subsidiaries.

        "Security Interest" means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

        "Subsidiary" means, in relation to any person, any other person which is controlled directly or indirectly, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person or any one or more of the first person's subsidiaries. In this case, "control" means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

        One or more permanent global notes (in the case of the 6.125% new notes and the 7.375% new notes), or global bonds (in the case of the 8.625% new bonds), in fully registered form without coupons, will represent the new securities. We refer to the global notes and global bonds collectively as the "global securities." We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

        Except in the limited circumstances described below under "—Certificated Securities," owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

        When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantor, the subsidiary guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

        The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

        Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

        Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess of that amount. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

        At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers' securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers' securities accounts at DTC through which they hold Euroclear's and Clearstream, Luxembourg's respective securities.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under New York State laws;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered as required by Section 17A of the Exchange Act.

        DTC's participants include:

  •
  securities brokers and dealers;

  •
  banks (including the trustee);

  •
  trust companies;

  •
  clearing corporations; and

  •
  certain other organizations.

        Some of DTC's participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants' accounts so as to eliminate the need for the physical movement of certificates.

        Access to DTC's book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

        When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

        Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

  •
  be entitled to have new securities that represent those global notes registered in their names, receive or be entitled to receive physical delivery of the new securities in certificate form; or

  •
  be considered the holders under the indenture or the new securities.

        We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

        DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.'s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

        Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries' ability to effect any actions on their behalf through DTC.

        We will allow owners of beneficial interests in the global securities to attend holders' meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

  1.
  obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

  2.
  deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

        If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a "clearing agency" registered under the Securities Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the Trustee or any transfer agent.

        A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

        Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

        If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

        The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

        This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, United States or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

        The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and a Protocol thereto (which we refer to as the tax treaty) which became effective on January 1, 1994. This summary describes the provisions of the tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

        Mexico has also entered into, or is registering, tax treaties with various other countries that may have effects on holders of new securities. This summary does not discuss the consequences of such treaties.

Mexican Taxation

        This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities who are not residents of Mexico for Mexican tax purposes and who do not conduct a trade or business in Mexico through a permanent establishment. We refer to such non-resident holders as foreign holders. For purposes of Mexican taxation, an individual is a resident of Mexico if:

  •
  he has established his domicile in Mexico, which under Mexican federal tax law, is the place where he makes his home, unless he has resided in another country for more than 183 calendar days, whether consecutive or not, in any one calendar year and can demonstrate that he has become a resident of that other country for tax purposes.

        OR

  •
  he is a Mexican national who is presumed to be a resident of Mexico for tax purposes unless such person can demonstrate otherwise.

        A legal entity is a resident of Mexico if:

  •
  it has been incorporated under the laws of Mexico,

  •
  maintains its principal place of business in Mexico, or

  •
  it has established its effective management in Mexico.

        If a person has a permanent establishment in Mexico, such permanent establishment shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

        Taxation of Interest and Principal.    Under the Mexican income tax law, a Mexican issuer's payments of interest in respect of notes, bonds and other debt securities to a foreign holder will generally be subject to a Mexican withholding tax assessed at a rate of 10% applicable until December 31, 2003. This rate is applicable only if the relevant securities are registered with the Special Section of the National Registry of Securities maintained by the National Banking and Securities Commission. We have made this registration.

        Pursuant to the Mexican income tax law and the reduced rate regulations issued by the Ministry of Finance and Public Credit, payments on interest made by the guarantor or the subsidiary guarantors in respect of the new securities to a foreign holder, regardless of the place of residence of, or tax regime applicable to the foreign holder, will be subject to a reduced 4.9% Mexican withholding tax rate. This reduced rate applies if:

  1.
  the old securities were placed through a bank or broker dealer outside of Mexico in a country with which Mexico has entered into a treaty to avoid double taxation;

  2.
  the old securities and the new securities are registered with the Special Section of the National Registry of Securities, which registration has been made, and evidence of such registration is filed with the Ministry of Finance and Public Credit;

  3.
  we timely file with the Ministry of Finance and Public Credit (a) certain information relating to the issuance of the old securities and the new securities; (b) after the date of each interest payment on the new securities, information representing that no party related to us, directly or indirectly, is the effective beneficiary of 5% or more of the aggregate amount of each such interest payment; and

  4.
  we maintain records that evidence compliance with 3(b) above.

        The Ministry of Finance and Public Credit promulgates the reduced rate regulations, together with other tax regulations on an annual basis. The current reduced rate will expire on March 31, 2004. We cannot assure you that the reduced rate regulations described above for the application of the reduced rate will be extended beyond March 31, 2004.

        Apart from the reduced rate, other special rates of Mexican withholding tax may apply to you. In particular, under the tax treaty, the Mexican withholding tax rate was reduced to a treaty rate of 4.9%, effective January 1, 1999, for payments of interest to certain residents of the United States who are holders of debt securities.

        Payments of interest that we make in respect of the new securities to non-Mexican pension or retirement funds will be exempt from Mexican withholding taxes, if such a fund:

  1.
  is the effective beneficiary of the interest;

  2.
  is duly organized pursuant to the laws of its country of origin;

  3.
  is exempt from income tax in its country of origin; and

  4.
  is registered with the Ministry of Finance and Public Credit for that purpose.

        Additional Amounts.    We have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If we pay these additional amounts to cover Mexican withholding taxes, you will give us any refunds that you receive of such paid additional amounts.

        We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to such holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited.

        Taxation of Dispositions.    Capital gains resulting from the sale or other disposition of new securities (including an exchange of old securities for new securities pursuant to the exchange offers), by a Foreign Holder will not be subject to Mexican taxation.

        Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

        The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under "—Non-United States Persons" and "—Information Reporting and Backup Withholding," the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities. This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, person that will hold new securities as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction or a person whose "functional currency" is not the U.S. dollar.

        Exchange of Old Securities and New Securities.    You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

        Taxation of Interest and Additional Amounts.    The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute "passive income" or, in the case of certain U.S. holders, "financial services income" for U.S. foreign tax credit purposes unless the Mexican withholding tax applicable to you is imposed at a rate of 5% or more, in which case the income will generally constitute "high withholding tax interest."

        The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

        Taxation of Dispositions.    Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long term capital gains recognized by an individual holder generally are taxed at lower rates than short-term capital gains or ordinary income.

        Non-United States Persons.    The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

  •
  a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

  •
  a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (1) a U.S. court is able to exercise primary supervision over the trust's administration and (2) one or more United States persons have the authority to control all of the trust's substantial decisions.

        If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading "—Information Reporting and Backup Withholding," to establish that you are not a United States person.

        Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

  •
  you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code, or

  •
  you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

        If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

  •
  your gain is effectively connected with your conduct of a trade or business in the United States or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

        U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

        Information Reporting and Backup Withholding.    The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

PLAN OF DISTRIBUTION

        Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

        None of the issuer, the guarantor or any of the subsidiary guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in its letter of transmittal. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

        By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

        The new securities are a new issue of securities with no established trading market. We have applied to have the new securities listed on the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

        We have registered the new securities with the Special Section of the National Registry of Securities of Mexico, which is maintained by the National Banking and Securities Commission of Mexico. This registration does not imply that the new securities are investment quality, that the guarantor or the subsidiary guarantors will be solvent or that the information in this prospectus is accurate or complete.

        The new securities may not be publicly offered or sold in Mexico.

VALIDITY OF SECURITIES

        Cleary, Gottlieb, Steen & Hamilton, our United States counsel, will pass upon the validity under New York law of the new securities and the guaranties for the guarantor and the subsidiary guarantors. The General Counsel and Head of the Legal Department of the guarantor, will pass upon certain legal matters governed by Mexican law for guarantor and the subsidiary guarantors. Certain legal matters governed by Delaware law will be passed upon by Richards, Layton & Finger, Delaware counsel to the Pemex Project Funding Master Trust.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

        The information that appears under the headings "Exchange Rates" and "United Mexican States" in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of PEMEX, which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Raúl Muñoz Leos.

CHANGE IN INDEPENDENT AUDITORS

        The Secretaria de la Función Pública (which we refer to as SFP), formerly known as SECODAM, periodically assigns new independent auditors to PEMEX. Mancera, S.C. (A Member Practice of Ernst & Young Global) was assigned as the independent auditors for PEMEX on September 25, 1998 for the fiscal years ended December 31, 1998, 1999 and 2000. Pursuant to actions by SFP, on October 5, 2001, Mancera, S.C. ceased to be the independent auditors of PEMEX at the end of fiscal year ended December 31, 2000 and Ruiz, Urquiza y Cía., S.C. (formerly a member firm of Andersen Worldwide S.C.) was initially assigned as PEMEX's new auditors beginning in the fiscal year ended December 31, 2001. On May 9, 2002, due to the indictment of Arthur Andersen LLP, SFP decided to terminate the engagement of Ruiz, Urquiza y Cía., S.C. for the auditing of PEMEX's financial statements to be included in its annual report on Form 20-F for the fiscal year ended December 31, 2001, and instead appointed PricewaterhouseCoopers S.C., as the current independent auditors to audit those financial statements. As of that date, Ruiz, Urquiza y Cía. S.C. delivered only an audit report on PEMEX's financial statements prepared in accordance with Mexican Financial Reporting Standards applicable to Mexican public sector entities.

        The independent auditors' reports on the financial statements for the 2000, 2001 and 2002 fiscal years have no adverse opinions or disclaimer of opinions, nor do such reports modify or qualify as to uncertainty, audit scope or accounting principles. For the 2001 and 2002 fiscal years, PEMEX had no disagreements with PricewaterhouseCoopers, S.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. For the 1998, 1999 and 2000 fiscal years, PEMEX had no disagreements with Mancera, S.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Ruiz, Urquiza y Cía., S.C. did not and will not deliver an audit report on PEMEX's consolidated financial statements included in its annual report on Form 20-F for the 2001 fiscal year because its engagement was terminated before those financial statements were completed. For the 2001 fiscal year, PEMEX had no disagreements with Ruiz, Urquiza y Cía., S.C. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to its report on our financial statements prepared in accordance with Mexican Financial Reporting Standards applicable to Mexican public-sector entities. SFP made the decision to change accountants in each of the above instances.

EXPERTS

        The consolidated financial statements of PEMEX as of December 31, 2000 and for the year ended December 31, 2000 appearing in this prospectus and registration statement were audited by Mancera, S.C. (A Member Practice of Ernst & Young Global), independent auditors, as set forth in their report thereon, appearing elsewhere in this prospectus and registration statement, which is based on part on the reports of other independent auditors. The financial statements referred to above are included in this prospectus in reliance upon such reports given on the authority of such firm as experts is accounting and auditing.

        The consolidated financial statements of PEMEX as of December 31, 2002 and 2001 and for the years then ended included in this prospectus and registration statement have been so included in reliance on the report of PricewaterhouseCoopers, S.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

ABOUT THIS PROSPECTUS

        You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

        We are furnishing this prospectus solely for use by investors in connection with their consideration of the exchange offers and for Luxembourg listing purposes. We confirm that:

  •
  the information contained in this prospectus is true and correct in all material respects and is not misleading;

  •
  we have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

  •
  we accept responsibility for the information we have provided in this prospectus.

GENERAL INFORMATION

        1.    The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
6.125% new notes	706451 AM3	US706451AM34	017428802
8.625% new bonds	706451 AG6	US706451AG65	015327561
7.375% new notes	706451 AH4	US706451AH49	016323322

        2.    In connection with the application to list the new securities on the Luxembourg Stock Exchange, we will deposit, through our agent, a legal notice relating to the issue of the new securities and copies of the trust agreement establishing the issuer with the Registre de Commerce et de Sociétés (Luxembourg Trade and Companies Register), where you may examine or obtain copies of such documents.

        3.    We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the subsidiary guaranty agreement and the forms of securities attached to the indenture. The board of directors of Petróleos Mexicanos approved resolutions on April 7, 2000, June 20, 2001, April 24, 2002 and January 9, 2003, authorizing issuance of the notes. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex- Exploration and Production authorized the signing of the subsidiary guaranty agreement.

        4.    Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer, the guarantor or the subsidiary guarantors since the date of the latest financial statements included in this prospectus.

        5.    Except as disclosed under "Legal Proceedings" in "Item 8—Financial Information—Legal Proceedings" in the Form 20-F, none of the issuer, the guarantor or any of the subsidiary guarantors are involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer, the guarantor or any of the subsidiary guarantors are aware of any such pending or threatened litigation or arbitration.

        6.    You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg, so long as any of the new securities are outstanding:

  •
  copies of the latest annual report and consolidated accounts of PEMEX;

  •
  copies of the trust agreement establishing the issuer and the Organic Law constituting Petróleos Mexicanos and the subsidiary guarantors; and

  •
  copies of the indenture, including the form of the new securities, the guaranty agreement, and the subsidiary guaranty agreement.

        We are not required to, and do not, publish non-consolidated financial statements. Neither the issuer nor the subsidiary guarantors publish their own accounts and will not publish interim financial statements. None of the issuer, Petróleos Mexicanos or the subsidiary guarantors publish interim consolidated financial statements on a regular basis, and they prepared the figures set forth on pages 20 - 23 of this prospectus only for the purpose of the exchange offers.

        7.    The principal offices of PricewaterhouseCoopers, S.C., auditors of PEMEX for fiscal year ended December 31, 2002 are located at Mariano Escobedo No. 573, Colonia Rincón del Bosque, Mexico D.F. 11580, telephone: (52-55) 5263-6000.

        8.    The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

        9.    Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.

        10.    Article 27 of the Constitution, Articles 1, 2, 3 and 4 (and related Articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 2, 16 and 60 (and other related Articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related Articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that:

  •
  attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor and the subsidiary entities;

  •
  all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico and, to that extent, are subject to immunity;

  •
  (1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, transportation, storage, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute Basic Petrochemicals (the "Petroleum Industry"), are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

  •
  Petróleos Mexicanos and the subsidiary guarantors are the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the Petroleum Industry of Mexico and are, therefore, entitled to immunity in respect of such exclusive rights and powers.

Except for the rights of immunity granted to Petróleos Mexicanos and to the subsidiary guarantors by the provisions above, neither Petróleos Mexicanos nor the subsidiary guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.

        11.    In the event that you bring proceedings in Mexico seeking performance of Petróleos Mexicanos' or the subsidiary guarantors' obligations in Mexico, pursuant to the Mexican Monetary Law, Petróleos Mexicanos or any of the subsidiary guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

OFFICE OF THE MANAGING TRUSTEE OF THE ISSUER	OFFICE OF THE DELAWARE TRUSTEE OF THE ISSUER
The Bank of New York	The Bank of New York (Delaware)
Corporate Trust Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	White Clay Center Newark, DE 19711
HEAD OFFICE OF PETRÓLEOS	AUDITORS OF PETRÓLEOS
MEXICANOS AND EACH OF THE	MEXICANOS
SUBSIDIARY GUARANTORS
PricewaterhouseCoopers, S.C.
Avenida Marina Nacional No. 329	Mariano Escobedo No. 573
Colonia Huasteca	Colonia Rincón del Bosque
México, D.F. 11311	México, D.F. 11580
TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT
Deutsche Bank	Deutsche Bank
Trust Company Americas	Trust Company Americas
280 Park Avenue 9th Floor New York, NY 10017	c/o DB Services Tennessee, Inc. Corporate Trust & Agency Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211
LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT AND LUXEMBOURG EXCHANGE AGENT
Kredietbank S.A., Luxembourgeoise	Deutsche Bank Luxembourg S.A.
43 Boulevard Royal	2 Boulevard Konrad Adenauer
L-2955 Luxembourg	L-1115 Luxembourg
LEGAL ADVISORS
To the Issuer, the Guarantor and the	To the Issuer as to Delaware law:
Subsidiary Guarantors as to U.S. law:	Richards, Layton & Finger, P.A.
Cleary, Gottlieb, Steen & Hamilton	One Rodney Square
One Liberty Plaza	P.O. Box 551
New York, NY 10006	Wilmington, DE 19899

To the Guarantor and the
Subsidiary Guarantors as to
Mexican law:
 General Counsel and Head of the Legal Department
Petróleos Mexicanos
Avenida Marina Nacional No. 329
Colonia Huasteca
México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
3.2
Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
3.3
Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
3.4
Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).
3.5
Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).
3.6
Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).
3.7
Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).
4.1
Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust Company, as Trustee (previously filed as Exhibit 2.5 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).
4.2	Form of 6.125% Notes due 2008.

4.3	Form of 8.625% Bonds due 2022.
4.4	Form of 7.375% Notes due 2014.
4.5
Exchange and Registration Rights Agreement dated February 6, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 6.125% Notes due 2008.
4.6
Exchange and Registration Rights Agreement dated March 21, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 8.625% Bonds due 2022.
4.7
Exchange and Registration Rights Agreement dated June 4, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 7.375% Notes due 2014.
4.8
Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos' Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).
5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.
5.2	Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.
5.3	Opinion of Lic. José César Nava Vazquez, General Counsel and Head of the Legal Department of Petróleos Mexicanos.
10.1
Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
10.2
Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).
10.3
Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
10.4
Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
10.5
Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).

12.1
Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 27, 2003 and incorporated by reference herein).
21.1	List of Subsidiaries.
23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).
23.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.2).
23.3	Consent of Lic. José César Nava Vazquez, General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).
23.4	Consent of PricewaterhouseCoopers, independent auditors.
23.5	Consent of Mancera, S.C., member of Ernst & Young International, independent auditors.
23.6	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings B.V., Amsterdam.
23.7	Consent of PricewaterhouseCoopers, independent auditors of Integrated Trade Systems, Inc.
23.8	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Trading Limited Mexican Branch.
23.9	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings North America, Inc.
23.10	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings N.V.
23.11	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Norteamérica, S.A. de C.V.
23.12	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Marine Limited Mexican Branch.
23.13	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Services B.V., Amsterdam.
23.14	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Services North America, Inc.
24.1	Power of Attorney.
25.1
Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to Pemex Project Funding Master Trust's Registration Statement on Form F-4 (File No. 333-13812-04) on August 14, 2001 and incorporated by reference herein).
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Brokers.
99.3	Form of Letter to Clients.

        The exhibits do not include any instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed (other than the new securities registered hereby and other securities issued under the same indenture as the new securities) because under no such instrument does the total amount of notes authorized exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

  (b)
  Financial Statement Schedules

        All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

Item 22.    Undertakings

  (a)
  The undersigned registrants hereby undertake:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8-A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

          5.     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          6.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on August 13, 2003.

PEMEX PROJECT FUNDING MASTER TRUST
By:	/s/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel Chief Financial Officer of Petróleos Mexicanos and Attorney-in-Fact of the Pemex Project Funding Master Trust

SIGNATURE PAGE OF PETROLEOS MEXICANOS

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on August 13, 2003.

PETRÓLEOS MEXICANOS
By:	/s/ RAÚL MUÑOZ LEOS Raúl Muñoz Leos Director General of Petróleos Mexicanos

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date
/s/ RAÚL MUÑOZ LEOS Raúl Muñoz Leos	Director General	August 13, 2003
/s/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Chief Financial Officer	August 13, 2003
/s/ ENRIQUE DÍAZ ESCALANTE Enrique Díaz Escalante	Associate Deputy Director of Accounting (Chief Accounting Officer)	August 13, 2003

SIGNATURE PAGE OF PETROLEOS MEXICANOS
(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ ERNESTO MARTENS REBOLLEDO Ernesto Martens Rebolledo	Director and Chairman of the Board of Directors of Petróleos Mexicanos	August 13, 2003
/s/ FERNANDO DE JESÚS CANALES CLARIOND Fernando de Jesús Canales Clariond	Director and Secretary of the Ministry of Economny	August 13, 2003
/s/ VICTOR LICHTINGER WAISMAN Victor Lichtinger Waisman	Director and Secretary of the Ministry of the Environment and Natural Resources	August 13, 2003
/s/ LUIS ERNESTO DERBEZ BAUTISTA Luis Ernesto Derbez Bautista	Director and Secretary of the Ministry of Foreign Affairs	August 13, 2003
/s/ PEDRO CERISOLA Y WEBER Pedro Cerisola y Weber	Director and Secretary of the Ministry of Communications and Transportation	August 13, 2003
/s/ JOSÉ FRANCISCO GIL DÍAZ José Francisco Gil Díaz	Director and Secretary of the Ministry of Finance and Public Credit	August 13, 2003
/s/ RAMÓN HERNÁNDEZ TOLEDO Ramón Hernández Toledo	Director and Union Representative	August 13, 2003
/s/ PABLO PAVÓN VINALES Pablo Pavón Vinales	Director and Union Representative	August 13, 2003
/s/ LUIS RICARDO ALDANA PRIETO Luis Ricardo Aldana Prieto	Director and Union Representative	August 13, 2003
/s/ ALEJANDRO SÁNCHEZ NARVÁEZ Alejandro Sánchez Narváez	Director, Senator and Union Representative	August 13, 2003
/s/ MARIO MARTÍNEZ ALDANA Mario Martínez Aldana	Director and Union Representative	August 13, 2003

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on August 13, 2003.

PEMEX-EXPLORATION AND PRODUCTION
By:	/s/ LUIS RAMÍREZ CORZO Y HERNÁNDEZ Luis Ramírez Corzo y Hernández Director General of Pemex-Exploration and Production

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date
/s/ LUIS RAMÍREZ CORZO Y HERNÁNDEZ Luis Ramírez Corzo y Hernández	Director General	August 13, 2003
/s/ RAFAEL J. BRACHO RANSOM Rafael J. Bracho Ransom	Deputy Director of Management and Finance (Chief Financial Officer)	August 13, 2003
/s/ RAFAEL MULLER LANDEROS Rafael Muller Landeros	Associate Deputy Director of Financial Resources (Chief Accounting Officer)	August 13, 2003

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION
(continued)

BOARD OF DIRECTORS

Name	Title	Date
/s/ RAÚL MUÑOZ LEOS Raúl Muñoz Leos	Director, Chairman of the Board of Directors of Pemex-Exploration and Production and Director General of Petróleos Mexicanos	August 13, 2003
/s/ JUAN BUENO TORIO Juan Bueno Torio	Director and Director General of Pemex-Refining	August 13, 2003
/s/ MARCOS RAMÍREZ SILVA Marcos Ramírez Silva	Director and Director General of Pemex-Gas and Basic Petrochemicals	August 13, 2003
/s/ RAFAEL BEVERIDO LOMELÍN Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	August 13, 2003
/s/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Director and Chief Financial Officer of Petróleos Mexicanos	August 13, 2003
/s/ CARLOS HURTADO LÓPEZ Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	August 13, 2003
/s/ JUAN ANTONIO BARGÉS MESTRES Juan Antonio Bargés Mestres	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	August 13, 2003
/s/ SALVADOR RUBÉN ORTIZ VÉRTIZ Salvador Rubén Ortiz Vértiz	Director and General Coordinator of Mining of the Ministry of Economy	August 13, 2003

SIGNATURE PAGE OF PEMEX-REFINING

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on August 13, 2003.

PEMEX-REFINING
By:	/s/ JUAN BUENO TORIO Juan Bueno Torio Director General of Pemex-Refining

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date

/s/ JUAN BUENO TORIO Juan Bueno Torio	Director General	August 13, 2003
/s/ JOSÉ ANTONIO GÓMEZ URQUIZA José Antonio Gómez Urquiza de la Macorra	Deputy Director of Management and Finance (Chief Financial Officer)	August 13, 2003
/s/ RICARDO ZEPEDA BUSTOS Ricardo Zepeda Bustos	Associate Deputy Director of Financial Resources (Chief Accounting Officer)	August 13, 2003

SIGNATURE PAGE OF PEMEX-REFINING
(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ RAÚL MUÑOZ LEOS Raúl Muñoz Leos	Director, Chairman of the Board of Directors of Pemex-Refining and Director General of Petróleos Mexicanos	August 13, 2003
/s/ LUIS RAMÍREZ CORZO Y HERNÁNDEZ LuisRamírez Corzo y Hernández	Director and Director General of Pemex-Exploration and Production	August 13, 2003
/s/ MARCOS RAMÍREZ SILVA Marcos Ramírez Silva	Director and Director General of Pemex-Gas and Basic Petrochemicals	August 13, 2003
/s/ RAFAEL BEVERIDO LOMELÍN Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	August 13, 2003
/s/ CARLOS HURTADO LÓPEZ Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	August 13, 2003
/s/ JUAN ANTONIO BARGÉS MESTRES Juan Antonio Bargés Mestres	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	August 13, 2003
/s/ ANDRÉS ANTONIO MORENO Y FERNÁNDEZ Andrés Antonio Moreno y Fernández	Director and Corporate Director of Engineering and Project Development of Petróleos Mexicanos	August 13, 2003

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on August 13, 2003.

PEMEX-GAS AND BASIC PETROCHEMICALS
By:	/s/ MARCOS RAMÍREZ SILVA Marcos Ramírez Silva Director General of Pemex-Gas and Basic Petrochemicals

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title	Date
/s/ MARCOS RAMÍREZ SILVA Marcos Ramírez Silva	Director General	August 13, 2003
/s/ CLAUDIO TRULÍN ESPINOSA Claudio Trulín Espinosa	Deputy Director of Management and Finance (Chief Financial Officer)	August 13, 2003
/s/ MÓNICA RUVALCABA GALLARDO Mónica Ruvalcaba Gallardo	Associate Deputy Director of Accounting (Chief Accounting Officer)	August 13, 2003

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS
(continued)

BOARD OF DIRECTORS

Name	Title	Date

/s/ RAÚL MUÑOZ LEOS Raúl Muñoz Leos	Director, Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General of Petróleos Mexicanos	August 13, 2003
/s/ LUIS RAMÍREZ CORZO Y HERNÁNDEZ Luis Ramírez Corzo y Hernández	Director and Director General of Pemex- Exploration and Production	August 13, 2003
/s/ JUAN BUENO TORIO Juan Bueno Torio	Director and Director General of Pemex-Refining	August 13, 2003
/s/ RAFAEL BEVERIDO LOMELÍN Rafael Beverido Lomelín	Director and Director General of Pemex-Petrochemicals	August 13, 2003
/s/ CARLOS HURTADO LÓPEZ Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit	August 13, 2003
/s/ JUAN ANTONIO BARGÉS MESTRES Juan Antonio Bargés Mestres	Director and Undersecretary of Hydrocarbons of the Ministry of Energy	August 13, 2003
/s/ JUAN JOSÉ SUÁREZ COPPEL Juan José Suárez Coppel	Director and Chief Financial Officer of Petróleos Mexicanos	August 13, 2003
/s/ MARÍA DE LOURDES DIECK ASSAD María de Lourdes Dieck Assad	Director and Undersecretary of Economic Liaisons and International Cooperation of the Ministry of Foreign Affairs	August 13, 2003

AUTHORIZED REPRESENTATIVE OF
PETRÓLEOS MEXICANOS AND THE GUARANTORS
IN THE UNITED STATES

Name	Title	Date
/s/ CARLOS CARAVEO SÁNCHEZ Carlos Caraveo Sánchez	P.M.I. Holdings North America, Inc.	August 13, 2003

As filed with the Securities and Exchange Commission on August 13, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBITS
to
FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST
(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)
(Exact name of guarantor as specified in its charter and translation of guarantor's name into English)

PEMEX-EXPLORACION Y PRODUCCION
(PEMEX-EXPLORATION AND PRODUCTION)
PEMEX-REFINACION
(PEMEX-REFINING)
and
 PEMEX-GAS Y PETROQUIMICA BASICA
(PEMEX-GAS AND BASIC PETROCHEMICALS)
(Exact names of subsidiary guarantors as specified in their charters and translations of subsidiary guarantors' names into English)

EXHIBIT INDEX

Exhibit No.	Description
3.1
Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
3.2
Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
3.3
Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
3.4
Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 1996 and incorporated by reference herein).
3.5
Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1997 and incorporated by reference herein).
3.6
Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos and Subsidiary Entities), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).
3.7
Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).
4.1
Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust Company, as Trustee (previously filed as Exhibit 2.5 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 28, 2001 and incorporated by reference herein).
4.2	Form of 6.125% Notes due 2008.
4.3	Form of 8.625% Bonds due 2022.
4.4	Form of 7.375% Notes due 2014.
4.5
Exchange and Registration Rights Agreement dated February 6, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 6.125% Notes due 2008.

4.6
Exchange and Registration Rights Agreement dated March 21, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 8.625% Bonds due 2022.
4.7
Exchange and Registration Rights Agreement dated June 4, 2003 among Pemex Project Funding Master Trust, Petróleos Mexicanos and the several initial purchasers party thereto, with respect to 7.375% Notes due 2014.
4.8
Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos' Registration Statement on Form F-4 (File No. 333-7796) on October 17, 1997 and incorporated by reference herein).
5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust.
5.2	Opinion of Cleary, Gottlieb, Steen & Hamilton, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos.
5.3	Opinion of Lic. José César Nava Vazquez, General Counsel and Head of the Legal Department of Petróleos Mexicanos.
10.1
Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos' Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).
10.2
Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on July 20, 1998 and incorporated by reference herein).
10.3
Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
10.4
Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 30, 1999 and incorporated by reference herein).
10.5
Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos' annual report on Form 20-F/A (File No. 0-99) on November 15, 2002 and incorporated by reference herein).
12.1
Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos' annual report on Form 20-F (File No. 0-99) on June 27, 2003 and incorporated by reference herein).
21.1	List of Subsidiaries.
23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).
23.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in Exhibit 5.2).

23.3	Consent of Lic. José César Nava Vazquez, General Counsel and Head of the Legal Department of Petróleos Mexicanos (included in Exhibit 5.3).
23.4	Consent of PricewaterhouseCoopers, independent auditors.
23.5	Consent of Mancera, S.C., member of Ernst & Young International, independent auditors.
23.6	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings B.V., Amsterdam.
23.7	Consent of PricewaterhouseCoopers, independent auditors of Integrated Trade Systems, Inc.
23.8	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Trading Limited Mexican Branch.
23.9	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings North America, Inc.
23.10	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Holdings N.V.
23.11	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Norteamérica, S.A. de C.V.
23.12	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Marine Limited Mexican Branch.
23.13	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Services B.V., Amsterdam.
23.14	Consent of PricewaterhouseCoopers, independent auditors of P.M.I. Services North America, Inc.
24.1	Power of Attorney.
25.1
Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to Pemex Project Funding Master Trust's Registration Statement on Form F-4 (File No. 333-13812-04) on August 14, 2001 and incorporated by reference herein).
99.1	Form of Letter of Transmittal.
99.2	Form of Letter to Brokers.
99.3	Form of Letter to Clients.

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Pemex Project Funding Master Trust Exchange Offers for the following classes of securities: U.S. $750,000,000 6.125% Notes due 2008 U.S. $510,154,000 8.625% Bonds due 2022 U.S. $757,265,000 7.375% Notes due 2014 unconditionally guaranteed by Petróleos Mexicanos Terms of the Exchange Offers
TABLE OF CONTENTS
AVAILABLE INFORMATION
CURRENCY OF PRESENTATION
PRESENTATION OF FINANCIAL INFORMATION
PROSPECTUS SUMMARY
Use of Proceeds
Principal Executive Offices
SELECTED FINANCIAL DATA
Selected Financial Data of PEMEX
Selected Financial Data of PEMEX (continued)
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CAPITALIZATION OF PEMEX
RECENT DEVELOPMENTS
PEMEX PROJECT FUNDING MASTER TRUST
Pemex Project Funding Master Trust Indebtedness Amortization Schedule
THE EXCHANGE OFFERS
DESCRIPTION OF THE NEW SECURITIES
BOOK ENTRY; DELIVERY AND FORM
TAXATION
PLAN OF DISTRIBUTION
VALIDITY OF SECURITIES
PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS
CHANGE IN INDEPENDENT AUDITORS
EXPERTS
ABOUT THIS PROSPECTUS
GENERAL INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST
SIGNATURE PAGE OF PETROLEOS MEXICANOS
PRINCIPAL EXECUTIVE OFFICERS
SIGNATURE PAGE OF PETROLEOS MEXICANOS (continued)
SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION
PRINCIPAL EXECUTIVE OFFICERS
SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION (continued)
SIGNATURE PAGE OF PEMEX-REFINING
PRINCIPAL EXECUTIVE OFFICERS
SIGNATURE PAGE OF PEMEX-REFINING (continued)
SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS
SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS (continued) BOARD OF DIRECTORS
AUTHORIZED REPRESENTATIVE OF PETRÓLEOS MEXICANOS AND THE GUARANTORS IN THE UNITED STATES
EXHIBIT INDEX